UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ ☒ ☐ ☐	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to § 240.14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Assurant, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant”). The meeting will be held on May 14, 2009 at 9:30 a.m. at the Millenium Hilton located at 55 Church Street, New York, New York 10007. The formal notice and proxy statement for this meeting are attached to this letter.

We hope you attend the Annual Meeting. Even if you currently plan to attend the meeting, however, it is important that you sign, date and return your enclosed proxy card or vote by telephone or Internet, in the manner described on the proxy card, as soon as possible. You may still vote in person at the Annual Meeting if you so desire by withdrawing your proxy, but returning your proxy card or voting by telephone or Internet now will assure that your vote is counted if your plans change and you become unable to attend.

Your vote is important, regardless of the number of shares you own. Please promptly submit your vote by telephone, Internet or mail. We urge you to indicate your approval by voting FOR proposals one through three, as indicated in the notice and described in the proxy statement.

On behalf of the Board of Directors, we thank you for your assistance.

Sincerely,

Robert B. Pollock

President and Chief Executive Officer

Assurant

Assurant, Inc.

One Chase Manhattan Plaza

41st Floor

New York, New York 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2009

To the Stockholders of ASSURANT, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant”) will be held at the Millenium Hilton, 55 Church Street, New York, New York 10007 on May 14, 2009 at 9:30 a.m., local time, for the following purposes:

1. To elect Messrs. Koch, Mackin and Pollock to our Board of Directors;

2. To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2009;

3. To amend Assurant’s Restated Certificate of Incorporation to eliminate certain supermajority vote requirements; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The proposals described above are more fully described in the accompanying proxy statement, which forms a part of this notice.

If you plan to attend the Annual Meeting, please notify the undersigned at the address set forth above so that appropriate preparations can be made.

The Board of Directors has fixed March 27, 2009 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of those stockholders will be available for inspection at the offices of Assurant located at One Chase Manhattan Plaza, 41st Floor, New York, New York 10005 commencing at least ten days before the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card or submit your vote by telephone or Internet, in the manner described on the enclosed proxy card. If you choose to return the enclosed proxy card via United States mail, a return envelope that requires no postage for mailing in the United States is enclosed for this purpose. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest in and consideration of the proposals listed above.

By Order of the Board of Directors,

Bart R. Schwartz

Executive Vice President,

Chief Legal Officer and Secretary

April 9, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be held on May 14, 2009 at 9:30 a.m., local time.

The Assurant Proxy Statement and Annual Report are available at

http://bnymellon.mobular.net/bnymellon/aiz

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE BY TELEPHONE, INTERNET OR MAIL, AS DESCRIBED ON THE ENCLOSED PROXY CARD.

i

ASSURANT, INC.

One Chase Manhattan Plaza

41st Floor

New York, New York 10005

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 14, 2009

This proxy statement is furnished to stockholders of Assurant, Inc. (to which we sometimes refer in this proxy statement as “Assurant” or the “Company”) in connection with the solicitation by the Board of Directors of Assurant of proxies to be voted at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Millenium Hilton, 55 Church Street, New York, New York 10007 on May 14, 2009, at 9:30 a.m. or at any adjournment or postponement thereof. We expect to mail the proxy solicitation materials for the Annual Meeting on or about April 9, 2009.

The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Officers, directors and employees of Assurant, none of whom will receive additional compensation therefor, may also solicit proxies by telephone or other personal or electronic contact. We have retained BNY Mellon Shareowner Services to assist in the solicitation of proxies for an estimated fee of $4,500 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.

A stockholder may revoke his or her proxy at any time before it is voted by delivering a later dated, signed proxy or other written notice of revocation to the Corporate Secretary of Assurant. Any record holder of shares present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares represented by properly signed and returned proxies in the accompanying form or those submitted by telephone or Internet, unless revoked, will be voted in accordance with the instructions given thereon. A properly executed proxy without specific voting instructions will be voted in favor of Proposals One, Two and Three described in this proxy statement.

Only stockholders of record at the close of business on March 27, 2009, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. As of the close of business on that date, 117,761,249 shares of our common stock, par value $0.01 per share (the “Common Stock”), were outstanding. Stockholders will each be entitled to one vote per share of Common Stock held by them. In addition, on the record date, we had 8,160 shares of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), outstanding and entitled to vote on all matters to be voted upon at the Annual Meeting. All shares of Preferred Stock are held of record by Robert S. DeLue and Rita DeLue, as trustees of The Robert S. and Rita DeLue 1995 Revocable Family Trust. The holders of Preferred Stock are entitled to one vote per share of Preferred Stock held by them and vote with the holders of Common Stock as a single class, and not as a separate class.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting. Pursuant to Assurant’s Bylaws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which the brokers or nominees do not have the discretionary power to vote.

The election of each of the director nominees under Proposal One requires that each director be elected by the holders of a plurality of the votes cast in person or represented by proxy and entitled to vote at the Annual Meeting. The approval of Proposal Two requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. The approval of Proposal Three requires the affirmative vote of the holders of at least two-thirds in voting power of the stock present or represented by proxy and entitled to vote for the election of directors. Abstentions are not considered “votes cast,” and so they will be disregarded when calculating the votes cast for and against Proposal One, and therefore, will have no legal effect with respect to the vote on Proposal One. For purposes of determining approval of Proposal Two, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote “against” Proposal Two. For purposes of determining approval of Proposal Three, abstentions will have no effect.

Assurant believes that the election of Messrs. Koch, Mackin and Pollock (Proposal One), the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2009 (Proposal Two) and the amendment of the Company’s Restated Certificate of Incorporation to eliminate certain supermajority voting requirements (Proposal Three) will be deemed to be routine matters and brokers will be permitted to vote uninstructed shares as to such matters. If a broker or other record holder of shares returns a proxy card indicating it does not have discretionary authority to vote as to a particular matter (thus, a “broker non-vote”), those shares will not be counted as voting for or against the matter and will, therefore, have no legal effect on the voting for which the broker non-vote is indicated.

EXECUTIVE OFFICERS

The table below sets forth certain information, as of April 9, 2009, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Positions
Robert B. Pollock	54	President, Chief Executive Officer and Director

Michael J. Peninger	54	Executive Vice President and Chief Financial Officer

Donald Hamm	54	Executive Vice President; President and Chief Executive Officer of Assurant Health

S. Craig Lemasters	48	Executive Vice President; President and Chief Executive Officer of Assurant Solutions

Gene Mergelmeyer	50	Executive Vice President; President and Chief Executive Officer of Assurant Specialty Property

Christopher Pagano	45	Executive Vice President, Treasurer and Chief Investment Officer; President of Assurant Asset Management

John S. Roberts	53	President and Chief Executive Officer of Assurant Employee Benefits

Bart R. Schwartz	56	Executive Vice President, Chief Legal Officer and Secretary

Lesley Silvester	62	Executive Vice President

John A. Sondej	44	Senior Vice President, Controller and Principal Accounting Officer

Sylvia R. Wagner	60	Executive Vice President, Human Resources and Development

Robert B. Pollock, President, Chief Executive Officer and Director. Biography available in the section entitled “PROPOSAL ONE—ELECTION OF DIRECTORS”.

Michael J. Peninger, Executive Vice President and Chief Financial Officer. Mr. Peninger was appointed Chief Financial Officer of the Company in March 2009, having served as Interim Chief Financial Officer since July 2007. Prior to that, he served as President and Chief Executive Officer of Assurant Employee Benefits since January 1999. Mr. Peninger began his career at Northwestern National Life in 1977 as an actuary. He then joined Assurant Employee Benefits in 1985 as a corporate actuary and held various positions within the Company. In 1991, Mr. Peninger was appointed Senior Vice President and Chief Financial Officer of Assurant Employee Benefits and in 1993 he became Senior Vice President of Finance and Claims of Assurant Employee Benefits. In 1998, Mr. Peninger was appointed Executive Vice President of the Company. Mr. Peninger is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Donald Hamm, Executive Vice President; President and Chief Executive Officer, Assurant Health. Mr. Hamm has been President and Chief Executive Officer of Assurant Health since January 2003. Mr. Hamm first joined Assurant Health in 1982, holding several executive positions until 1993. He then worked as a principal with William M. Mercer, as a consultant with Tillinghast-Towers Perrin and as Vice President of the Southeast Region for Blue Cross/Blue Shield of Wisconsin prior to rejoining Assurant Health in 1999 as Chief Financial Officer. Mr. Hamm is a Fellow in the Society of Actuaries, a member of the American Academy of Actuaries and a Fellow of the Life Management Institute.

S. Craig Lemasters, Executive Vice President; President and Chief Executive Officer, Assurant Solutions. Mr. Lemasters has been Assurant Solutions’ President and Chief Executive Officer since July 2005.

From 2003 to 2005, Mr. Lemasters served as Executive Vice President and Chief Operating Officer for the consumer protection business line of Assurant Solutions. Between 1987 and 1998, he served as a Channel Executive and Marketing Manager for various American Bankers Insurance Group (predecessor to Assurant Solutions) businesses. After two years as Executive Vice President of Reliance Integramark, Mr. Lemasters rejoined Assurant in August 2000 as Group Senior Vice President, International Channel and was promoted to Executive Vice President and Chief Marketing Officer in June 2001.

Gene Mergelmeyer, Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property. Mr. Mergelmeyer was appointed Chief Executive Officer of Assurant Specialty Property in August 2007 and President of Assurant Specialty Property and Executive Vice President of Assurant, Inc. in July 2007. Prior to that, Mr. Mergelmeyer served as Executive Vice President of Assurant Specialty Property since 2006 and led Assurant Specialty Property’s lending solutions division since 1999. Prior to joining Assurant, Mr. Mergelmeyer was Executive Vice President and Chief Financial Officer of Insureco, Inc. which was acquired by Assurant in 1997. Previously, he was Financial Institution Divisional President at a division of Transamerica and Audit Manager at Peat Marwick (now KPMG).

Christopher Pagano, Executive Vice President, Treasurer and Chief Investment Officer; President, Assurant Asset Management. Mr. Pagano has been Executive Vice President, Treasurer and Chief Investment Officer since July 2007 and President of Assurant Asset Management, a division of the Company, since January 2005. Mr. Pagano joined the Company in 1996 and served as Vice President and Portfolio Manager of the Fortis Advisers division until 2001. He then served as Executive Vice President of Assurant Asset Management until January 2005. Prior to joining Assurant, Mr. Pagano served as Vice President at Merrill Lynch, where his last role was as government strategist in Global Fixed Income Research.

John S. Roberts, President and Chief Executive Officer of Assurant Employee Benefits. Mr. Roberts was appointed President and Chief Executive Officer of Assurant Employee Benefits in March 2009, having served as Interim President and Chief Executive Officer since July 2007. Prior to that, he served as Senior Vice President of Assurant Employee Benefits and President of Disability RMS. Prior to joining Assurant Employee Benefits in 2003, Mr. Roberts held a variety of top management positions at Unum and UnumProvident Corporation in the areas of group insurance operations and long-term disability products. He also has extensive experience in managing underwriting, claims, product and systems development, and marketing areas. Mr. Roberts is a past Chairman of the Health Insurance Association of America’s (HIAA) Disability Subcommittee. Mr. Roberts currently serves on the Westbrook Maine Chamber of Commerce and is a Trustee of the Portland Museum of Art.

Bart R. Schwartz, Executive Vice President, Chief Legal Officer and Secretary. Mr. Schwartz has been Executive Vice President, Chief Legal Officer and Secretary since April 2008. He previously served as Chief Corporate Governance Officer and Secretary of The Bank of New York Company Mellon Corporation, Deputy General Counsel and Corporate Secretary of Marsh & McLennan Companies, Inc., General Counsel and Senior Vice President of The MONY Group Inc., and Senior Vice President, General Counsel and Secretary of Willis Corroon Corporation. Mr. Schwartz began his legal career in 1978 with Debevoise & Plimpton LLP in New York and later joined the Los Angeles office of Skadden, Arps, Slate, Meagher & Flom LLP.

Lesley Silvester, Executive Vice President. Ms. Silvester has been Executive Vice President since January 2001. From 1996 to 1999, she served as Director, Group Management Development for the Fortis Group (the group of companies owned and/or jointly controlled by our former parent companies, Fortis N.A. and Fortis SA/NV) in Brussels. Since returning to the United States in 1999, Ms. Silvester has had responsibility for Human Resources for the Company and between 2001 and 2005, assumed Executive Management Committee responsibility for Assurant PreNeed (now a part of Assurant Solutions). Ms. Silvester’s professional career spans more than four decades, much of which has been in the insurance industry in human resources management, organization development and strategy. Ms. Silvester’s experience includes 20 years in different parts of the Company in the United States and with Fortis in Europe, focusing recently on world-wide senior management development, company learning, human resources strategy and post-merger integration. Ms. Silvester is a Graduate Member of the Institute of Personnel Management in the United Kingdom and holds both her F.L.M.I. and American Compensation Association Certification.

John A. Sondej, Senior Vice President, Controller and Principal Accounting Officer. Mr. Sondej has been Senior Vice President and Controller of the Company since January 2005. He is currently responsible for managing various functional departments at the Company, primarily including SEC Reporting and Compliance, Investment Accounting, Planning & Analysis, I.T. Finance, Facilities, Payroll and Procurement. Mr. Sondej joined Assurant in 1998 as Assistant Vice President & Assistant Controller. He was named Vice President & Assistant Controller in January 2001 and Controller in April 2001. Prior to joining Assurant, Mr. Sondej worked for Reliance Insurance Group from 1994 to 1997. He previously worked at KPMG from 1987 to 1994, where he held the position of Senior Audit Manager. Mr. Sondej is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Sylvia R. Wagner, Executive Vice President, Human Resources and Development. Ms. Wagner was appointed Executive Vice President, Human Resources and Development effective April 1, 2009. She previously served as Senior Vice President, Human Resources and Development of Assurant Employee Benefits since May 1995, where she was responsible for overseeing human resources and development, employee communications, clinical and behavioral health services, and community relations. Prior to that, she served in various roles in human resources at Assurant Employee Benefits and its predecessors. Ms. Wagner has more than 34 years of experience in human resources and communications. She began her career with a subsidiary of Dayton Hudson Marshall Fields and was Personnel Officer at Western Life in 1984 when it was acquired by Assurant’s predecessor. Ms. Wagner currently serves on the Board of Trustees of the University of South Dakota Foundation.

The Management Committee of Assurant consists of the President and Chief Executive Officer, all of the Executive Vice Presidents of the Company and the Chief Executive Officers of each of Assurant’s operating segments. The Management Committee is ultimately responsible for setting the policies, strategy and direction of the Company, subject to the overall discretion and supervision of the Board of Directors.

DIRECTORS

We currently have eleven directors. Eight of our directors, listed below, are continuing in office. The three directors nominated for re-election as directors at the Annual Meeting to serve until the 2012 Annual Meeting are listed in “PROPOSAL ONE—ELECTION OF DIRECTORS”.

Directors Continuing in Office

The following persons serve in Class III and their term as directors of Assurant will expire in 2010:

Howard L. Carver, Director. Mr. Carver, age 64, has been a member of our Board of Directors since March 2002. Mr. Carver retired as an Office Managing Partner of Ernst & Young LLP in June 2002. Mr. Carver’s career at Ernst & Young LLP spanned five decades, beginning as an auditor and a financial consultant. He later became the Director of Insurance Operations in several Ernst & Young LLP offices, and served as Regional Director of Insurance Operations, Associate National Director of Insurance Operations, Co-Chairman of Ernst & Young’s International Insurance Committee and was a member of the Ernst & Young National Insurance Steering Committee. He currently is a director and has served on the Audit, Trust and Compliance Committees of StoneMor Partners LP (formerly Cornerstone Family Services) since August 2005. Until its sale in January 2007, he was a director and Chair of the Audit Committee of Open Solutions, Inc. Until March 2004, he was a director and chaired the Audit Committee of the Phoenix National Trust Company, a wholly owned subsidiary of the Phoenix Group. Mr. Carver is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the Connecticut Society of CPAs. Mr. Carver also serves on the boards and/or finance committees of several civic/charitable organizations.

Juan N. Cento, Director. Mr. Cento, age 57, was elected to our Board of Directors in May 2006. Mr. Cento is the President of the Latin America & Caribbean Division of FedEx Express. Mr. Cento has more than 28 years of experience in the air cargo and express transportation industry. He previously worked with the Flying Tigers Line, Inc. and transitioned to FedEx in 1989 when the two companies were combined. Mr. Cento is actively involved in several non-profit organizations. Between 2002 and 2004, he served as Chairman of the Board for the International Kids Fund. Mr. Cento also sits on the Board of Directors of the Jay Malina International Trade Consortium of Miami-Dade County and the Beacon Council (Florida’s Economic Development Agency). He is a member of the University of Miami International Advisory Board, and is part of the Board of Trustees for the Free Trade Area of The Americas (FTAA). Additionally, Mr. Cento was President of the Board of Directors for CLADEC (Latin American Conference of Express Companies) during the 2002-2004 term.

Allen R. Freedman, Director. Mr. Freedman, age 69, has been a member of our Board of Directors since its inception in 1979. Mr. Freedman is also a director of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company. Mr. Freedman is currently the owner and principal of arfreedman&co, a corporate strategy development firm and is the former Chairman and Chief Executive Officer of the Company, where he served as Chief Executive Officer until May 2000 and Chairman until his retirement in July 2000. In 1979, Mr. Freedman became the Company’s President and first employee, initiating the Company’s initial strategy and orchestrating its growth over the next 21 years. Beginning in 1978, he initiated and supervised most aspects of Assurant’s U.S. operations. Since his retirement as Chairman and Chief Executive Officer of the Company, he has served as a Director of StoneMor Partners LP (formerly Cornerstone Family Services) and as Chairman of its Audit Committee and a member of its Investment Committee. Until January 2007, he also served as Chairman of the Board of Directors of Indus International, Inc. Mr. Freedman also serves as Trustee of Eaton Vance Mutual Funds and is on the Board of Directors of the Association of Audit Committee Members, Inc.

Elaine D. Rosen, Director. Ms. Rosen, 56, was elected to our Board of Directors in February 2009. Ms. Rosen has served as Executive Vice President, Customer Operations of UNUM Corporation from 1999 to 2001 and as President of UNUM Life Insurance Company of America from 1997 to 1999. Ms. Rosen currently serves as Chair of the Board of Trustees of the Kresge Foundation, and also serves on the Boards of Directors of

DownEast Energy Corporation; Kforce, Inc., where she is Chairperson of the Compensation Committee; and AAA Northern New England, where she is Chairperson of the Strategic Planning Committee. Ms. Rosen was volunteer chair of the capital campaign for Preble Street Resource Center, a collaborative for the homeless and low income community in Portland, Maine, from 2001 to 2004.

The following persons serve in Class I and their term as directors of Assurant will expire in 2011:

John Michael Palms, Chairman of the Board. Dr. Palms, age 73, has been a member of our Board of Directors since March 1990 and became Chairman in October 2003. Dr. Palms is a Distinguished University Professor Emeritus and Distinguished President Emeritus at the University of South Carolina. He served as the President of the University of South Carolina from 1991 to 2002 and Distinguished University Professor from 2002 to his retirement in 2007. Earlier in his career, Dr. Palms served as President of Georgia State University and held the Charles Howard Candler Professor of Physics Chair at Emory University where he also served as its Vice President for Academic Affairs. Dr. Palms currently serves on the Boards of the Computer Task Group, The GEO Group, Inc. and is the Chair of Exelon Corporation’s Audit Committee. He is also Chairman of the Board of the Institute for Defense Analyses. In the past, Dr. Palms has been a member of various additional company committees and boards including the Spoleto Festival USA Board, University of South Carolina’s Educational and Development Foundation Boards, NationsBank of the Carolinas’ Audit Committee, the Audit Committee of the Board of Directors of Carolina First Bank, the Mynd Corporation’s Compensation Committee, and Chair of PECO Energy’s Nuclear Committee.

Robert J. Blendon, Director. Dr. Blendon, age 66, has been a member of our Board of Directors since March 1993. Dr. Blendon has been a professor of Health Policy at Harvard University’s School of Public Health and a professor of Political Analysis at Harvard University’s Kennedy School of Government since 1987. Previously, he served as Vice President of The Robert Wood Johnson Foundation.

Beth L. Bronner, Director. Ms. Bronner, age 57, has been a member of our Board of Directors since January 1994. Ms. Bronner is Managing Director of Mistral Equity Partners. She served as Senior Vice President and Chief Marketing Officer of Jim Beam Brands, a division of Fortune Brands from 2003 to July 2006. Prior to joining Jim Beam Brands, Ms. Bronner was a partner at LERA Consulting in Chicago. Prior to joining LERA Consulting in 2002, Ms. Bronner was the President and Chief Operating Officer of ADVO, Inc., the nation’s largest full-service targeted direct mail marketing company. Before joining ADVO, Inc. in 2000, Ms. Bronner was President of the Health Division at Sunbeam Corporation. She has also served as Senior Vice President and Director of Marketing of North American Consumer Banking at Citibank, N.A. and Vice-President of Emerging Markets for AT&T Company. Since 1993, she has been a member of the Board of Directors of The Hain-Celestial Group Inc. She has chaired its Compensation Committee, and currently serves on its Governance Committee. Ms. Bronner also served on the Board of Directors of Cool Brands, Inc, a Canadian company until November 2006. Additionally, Ms. Bronner is a member of the boards of several charitable organizations such as the Cradle Foundation and the Board of Trustees of the Goodman Theater in Chicago. She is a former trustee of the New School in New York City.

David B. Kelso, Director. Mr. Kelso, age 56, was elected to our Board of Directors in March 2007. Mr. Kelso is a financial advisor for Kelso Advisory Services, a company he started in 2003 following two years with Aetna, Inc. where he served as Executive Vice President, Strategy and Finance. From 1996 to 2001, Mr. Kelso was Executive Vice President, Chief Financial Officer and Managing Director of Chubb Corporation. He currently serves on the Board of Directors of Aspen Holdings Ltd., as well as its Audit Committee, Investment Committee and Risk Committee. He also serves on the Board of Directors of EXL Services Inc. and its Nominating and Governance Committee, and is Chairman of its Audit Committee. Mr. Kelso also serves on the Board of Directors of the Sound Share Fund and is Chairman of its Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than 5% of Assurant’s outstanding Common Stock as of February 17, 2009, (a) the number of shares of Common Stock owned (based upon the most recently reported number of shares outstanding as of the date the entity filed a Schedule 13G with the U.S. Securities and Exchange Commission (the “SEC”)), and (b) the percentage of all outstanding shares represented by such ownership as of February 17, 2009 (based on an outstanding share amount of 117,778,468 as of that date).

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially	Percentage of Class
FMR LLC[1]	7,463,118	6.3%
JPMorgan Chase & Co.[2]	6,288,063	5.3%
State Street Bank and Trust Company[3]	5,988,331	5.1%

[1]

FMR LLC, 82 Devonshire Street, Boston, Massachusetts 02109, filed a Schedule 13G/A on February 17, 2009, with respect to the beneficial ownership of 7,463,118 shares. This represented 6.3% of our Common Stock as of February 17, 2009.

[2]

JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017, filed a Schedule 13G/A on January 26, 2009, with respect to the beneficial ownership of 6,288,063 shares. This represented 5.3% of our Common Stock as of February 17, 2009. JPMorgan Chase & Co. has indicated that it filed this Schedule 13G/A on behalf of the following wholly-owned subsidiaries: J.P. Morgan Chase Bank, National Association, J.P. Morgan Investment Management, Inc., JPMorgan Asset Management (UK) Ltd., and JPMorgan Investment Advisors, Inc.

[3]

State Street Bank and Trust Company (“State Street”), State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, filed a Schedule 13G on February 13, 2009, with respect to the beneficial ownership of 5,988,331 shares. This represented 5.1% of our Common Stock as of February 17, 2009. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), State Street is deemed to be a beneficial owner of such securities; however, in its Schedule 13G, State Street expressly disclaims that it is the beneficial owner of such securities.

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information concerning the beneficial ownership of Common Stock as of February 17, 2009 by Assurant’s Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer and each of Assurant’s other three most highly compensated executive officers (the “Named Executive Officers” or “NEOs”), each director, and all executive officers and directors as a group. As of February 17, 2009, we had 117,778,468 outstanding shares of Common Stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially[1]	Percentage of Class
J. Kerry Clayton	53,137	*

Robert B. Pollock	163,630	*

Michael J. Peninger	48,972	*

Philip Bruce Camacho	37,254	*

Donald Hamm	28,178	*

Gene Mergelmeyer	19,725	*

Lesley Silvester	142,069	*

John Michael Palms	18,511	*

Robert J. Blendon	8,498	*

Beth L. Bronner	16,498	*

Howard L. Carver	18,638	*

Juan N. Cento	3,124	*

Allen R. Freedman	16,498	*

David Kelso	2,722	*

Charles J. Koch	19,700	*

H. Carroll Mackin	16,498	*

All directors and executive officers as a group (22 persons)	689,105	*

*	Less than one percent of class.

[1]

(a) Includes: for Mr. Clayton, 16,811 shares; for Mr. Pollock, 11,121 shares; for Ms. Silvester, 6,201 shares; and for all directors and executive officers as a group 35,827 shares of Common Stock held through the Assurant 401(k) plan, as of December 31, 2008.

(b) Includes: for Mr. Clayton, 0 shares of restricted stock; for Mr. Peninger, 16,304 shares of restricted stock; for Mr. Pollock, 16,732 shares of restricted stock; for Mr. Camacho, 3,519 shares of restricted stock; for Ms. Silvester, 5,199 shares of restricted stock; for Mr. Mergelmeyer, 9,743 shares of restricted stock; for Mr. Hamm, 4,911 shares of restricted stock; and for all executive officers as a group, 95,327 total shares of restricted stock awarded under the Assurant Long Term Incentive Plan.

(c) Includes: 4,827 shares of Common Stock subject to a five year holding period awarded to Dr. Palms under the Directors Compensation Plan and 2,013 shares of Common Stock awarded to Dr. Palms under the Assurant, Inc. 2004 Long Term Incentive Plan; 4,827 shares of Common Stock awarded to each of Dr. Blendon, Ms. Bronner, and Messrs. Carver, Freedman and Mackin under the Directors Compensation Plan; 3,124 shares of Common Stock awarded to Mr. Cento under the Directors Compensation Plan;

1,897 shares of Common Stock awarded to Mr. Kelso under the Directors Compensation Plan; and 4,700 shares of Common Stock awarded to Mr. Koch under the Directors Compensation Plan. The directors as a group hold a total of 40,696 shares of Common Stock subject to a five year holding period.

(d) Shares reported for Mr. Pollock include 200 shares which are considered to be pledged due to the fact that they are held in a margin account. Shares reported for Mr. Carver include 12,000 shares which are considered to be pledged due to the fact that they are held in a brokerage account as collateral for a nominal short-term loan. As of February 17, 2009, a total of 14,892 of the shares beneficially owned by directors and executive officers as a group were considered to be pledged.

(e) Includes vested and unexercised stock appreciation rights (“SARs”) that could have been exercised on or within 60 days of February 17, 2009 in exchange for the following gross amounts of Common Stock as of February 17, 2009: for Mr. Clayton, 0 shares; for Mr. Peninger, 3,878 shares; for Mr. Pollock, 15,939 shares; for Mr. Camacho, 2,956 shares; for Ms. Silvester, 0 shares; for Mr. Mergelmeyer, 281 shares; for Mr. Hamm 0 shares; for each of Dr. Palms, Dr. Blendon, Ms. Bronner, Messrs. Carver, Freedman, and Mackin, 80 shares; and for Messrs. Cento, Kelso and Koch, 0 shares.

Vested and unexercised SARs that could have been exercised on or within 60 days of February 17, 2009 in exchange for gross amounts of Common Stock, for all directors and executive officers as a group, totaled 25,798 shares.

(f) Each of the Company’s Executive Officers has elected to receive shares of Common Stock net of taxes upon a SAR exercise. Therefore, with respect to the NEOs, vested and unexercised SARs could have been exercised on or within 60 days of February 17, 2009 for the following net amounts of Common Stock: for Mr. Clayton, 0 shares; for Mr. Peninger, 2,449 shares; for Mr. Pollock, 9,914 shares; for Mr. Camacho, 1,924 shares; for Ms. Silvester, 0 shares; for Mr. Mergelmeyer, 163 shares; and for Mr. Hamm, 0 shares.

The table below shows the NEOs’ total beneficial holdings factoring in their election to receive shares of Common Stock net of taxes upon a SAR exercise:

Named Executive Officer	Shares of Common Stock Owned Beneficially
J. Kerry Clayton	53,137

Michael J. Peninger	47,543

Robert B. Pollock	157,605

Philip Bruce Camacho	36,222

Lesley Silvester	142,069

Gene Mergelmeyer	19,607

Donald Hamm	28,178

Vested and unexercised SARs that could have been exercised on or within 60 days of February 17, 2009 in exchange for net amounts of Common Stock, for all executive officers as a group, totaled 15,813 shares.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (the “CD&A”) describes the material elements of the compensation of our 2008 NEOs: Messrs. Clayton, Pollock, Peninger, Camacho, Mergelmeyer and Hamm and Ms. Silvester. From mid-July 2007 through January 28, 2008, Mr. Clayton served as Interim President and Chief Executive Officer. Mr. Peninger was appointed Chief Financial Officer of the Company effective March 15, 2009, having served as Interim Chief Financial Officer starting in mid-July 2007. Mr. Camacho resigned from his role as Chief Financial Officer effective March 15, 2009.

I. Executive Summary

Our executive compensation program is designed to pay for performance by providing incentives to executives to achieve the Company’s strategic goals and create stockholder value. Our executive compensation is comprised of three primary types of compensation: base salary; annual short-term incentive compensation and long-term equity compensation.

Data provided to the Compensation Committee of the Board of Directors (the “Committee”) by Watson Wyatt Worldwide (“Watson Wyatt”), its independent consultant, demonstrated that, in 2008, base salaries and total compensation of our NEOs were generally positioned below the median base salary and total compensation level of our peer group and that the long-term compensation of our NEOs was low in comparison to the peer group and as a proportion of total compensation.

As a result, the Committee took steps during 2008 to:

•	bring NEO base salary and total compensation levels closer to the median compensation of our peer group;

•	allocate a higher percentage of the total NEO pay mix to long term incentives;

•	equalize the compensation levels of the members of the Management Committee (other than the CEO); and

•	further its strategy of paying for performance through the use of performance share units.

In early 2008, the Committee awarded NEO base salary increases ranging from 5% to 12%. For Messrs. Pollock and Mergelmeyer, base salary increases toward the higher end of the range were awarded based on performance, peer group data and internal equity considerations. As in years past, the NEOs received 2008 short term awards based on the level of performance of the Company and operating segments against the 2008 performance goals set by the Committee and long term awards based on the long term target award percentages approved by the Committee. The Committee increased the long term incentive plan target award percentages for most of the NEOs in 2008 in line with the strategy described above. For the most part, the NEOs’ 2008 short term incentive plan target award percentages remained flat.

In July 2008, the Committee exercised its discretion to award a one-time cash bonus to 350 Company executives (which resulted in a bonus of approximately $100,000 each, to four of the NEOs) in special appreciation for their efforts during 2007. In November 2008, the Committee recognized Mr. Peninger’s outstanding service as Interim Chief Financial Officer with an award of restricted stock valued at $250,000.

In light of the unprecedented decline in the credit and financial markets during the second half of 2008, the Committee decided, on the basis of a Management Committee recommendation, that most of the NEOs would not receive increases in base salary and none of the NEOs would receive increases to executive short term incentive plan target percentages in 2009. In fact, Mr. Pollock did not receive increases in any of the components of his compensation in 2009. Additionally, the Committee added non-competition and non-solicitation clauses in the Company’s new forms of change of control agreements and enhanced its pay-for-performance strategy by introducing performance share units in the new long term incentive plan. With respect to long term incentive plan target percentages, the NEOs (other than Mr. Pollock) received increases of 25 percentage points in order to bring them closer to the median of peer group total compensation and to make long term incentives a more significant proportion of overall compensation.

Mr. Clayton served as Interim President and Chief Executive Officer through January 28, 2008 and remained in an emeritus status with the Company through the end of February 2008. Mr. Clayton declined compensation for his services in 2008.

Mr. Camacho was on administrative leave during 2008 and resigned from his role as Chief Financial Officer of the Company effective March 15, 2009.1

On March 16, 2009, the Company announced the retirement of Ms. Silvester, effective July 1, 2009. In recognition of her outstanding leadership and continued service for a period of two years beyond her planned retirement date at the request of the Company during a difficult period, the Committee approved a special award of $2 million and full vesting of her unvested restricted stock awards and stock appreciation rights. The Committee also approved a discretionary bonus of $213,000 for her service in 2009 (based on her 2009 short term incentive target award percentage). The special award and the discretionary bonus will be paid, and the unvested restricted stock awards and stock appreciation rights will vest, upon the effective date of her retirement.

II. Assurant, Inc. Executive Compensation Philosophy and Practices

The Company’s executive compensation strategy is designed to provide executives with incentives to focus them on achieving the Company’s strategic goals and creating stockholder value. We attempt to strike the right balance between achieving short term results in each operating segment and creating long term value for the Company as a whole. The Company’s senior executive management and the Committee regards this as a significant tool in building a high performance culture that both drives and rewards value creation for the entire enterprise. Each of our operating segment chief executive officers is eligible to receive incentive-based compensation based partly on operating segment performance and partly on Company-wide performance, thereby encouraging strong business performance and cooperation across all of our operating segments.

A. Guiding Principles

The guiding principles of our executive compensation philosophy are as follows:

•	Align management and stockholder interests by establishing stock ownership guidelines and compensation linked to stock performance;

•	Provide competitive compensation in line with our peer group to facilitate recruitment and retention of high-caliber talent;

•	Encourage and reinforce our business strategy by rewarding individual, operating segment and Company-wide performance;

•	Optimize total compensation on a fair, consistent and effective basis; and

•	Review periodically our guiding principles and the compensation programs that reinforce these principles.

B. Compensation Levels

In determining compensation levels, the Committee annually reviews the forms and amounts of compensation of similarly situated officers in the insurance and financial services industries and other publicly traded corporations with whom we compete for management talent. When setting total 2008 NEO compensation, the Committee also reviewed the total compensation of executives of peer group companies. The objective of analyzing both peer group performance and our own performance in determining the compensation of our executives is to benchmark our NEO compensation against our competitors based on common performance metrics. This enables us to balance two key goals: attracting and retaining key talent and paying for performance.

[1]	Please see the Company’s Current Report on Form 8-K, filed with the SEC on March 9, 2009, for more information about Mr. Camacho’s resignation and severance arrangements.

C. Role of Executive Officers in Determining Compensation

The Committee is responsible for determining the compensation of the NEOs. The Company’s Executive Vice President of Human Resources and its Chief Executive Officer (the “Executive Group”) may attend Committee meetings and make recommendations for consideration by the Committee with regard to executive officer compensation (except with respect to their own compensation). In order to make its recommendations, the Executive Group generally considers various criteria, including peer group compensation, each NEO’s responsibilities and performance, and internal equity considerations. The Executive Group also provides input on the Company’s short term incentive plan performance targets in connection with the Company’s short term incentive plan for its executive officers. The Committee makes all final decisions and approvals with regard to short term incentives, long term incentives and base salary for executive officers. The Committee regularly meets in executive session without any members of management present to discuss recommendations and make decisions.

D. Role of Compensation Consultants in Determining Compensation

Since 2007, the Committee has engaged Watson Wyatt as its independent compensation consultant to assist the Committee in its evaluation of NEO compensation. Please see the section entitled “Corporate Governance—Compensation Committee” for further details on Watson Wyatt’s role in setting NEO compensation.

E. Forms of Compensation

We view our executive compensation programs holistically. The Committee does not evaluate and change any single component of pay independent of the other components. The NEOs’ total compensation consists of three principal components: base salary, short term incentives and long term incentives. The NEOs also receive certain change of control, retirement and disability benefits and are eligible to participate in a deferred compensation plan. The Company gives particular attention to the proportions of the pay mix that are “at risk” and “fixed.” At risk components include both short term and long term incentives. Short term incentives are tied to clearly defined annual performance goals. Starting in 2009, long term incentives will be awarded under our new Assurant, Inc. Long Term Equity Incentive Plan. Long term incentive awards in 2008 included restricted stock and stock appreciation rights (“SARs”). In 2009, long term incentive awards will include performance share units (“PSUs”) and restricted stock units (“RSUs”). We strive to balance cash based compensation in the form of annual base salary and short term incentives with equity based compensation in the form of long term incentives.

F. Competitive Positioning of Executive Compensation: Peer Groups and Benchmarking

Importance of Benchmarking. As a relatively new public company, the Committee believes that the best way to attract and retain top talent while reducing the risk of paying excessive compensation is to design compensation programs that provide compensation to our NEOs at levels and on terms consistent with those of our publicly traded peers. Therefore, we generally target the total compensation of our NEOs to the median compensation of our peer group. An NEO’s actual compensation may be higher or lower than the targeted compensation based on actual performance against predetermined metrics and based on the performance of our stock. Performance is reviewed each year by the Committee to determine payout levels above or below the “target” performance level, and the intention is that above-average compensation may be provided for above-average performance. In determining the percentage of compensation allocated among base salary, short term incentive and long term incentive pay for the NEOs, we generally aim to follow the practices of our peer group of public companies.

Peer Group Data. Although our position may change from year to year, we currently fall approximately in the middle of the peer group when measured by revenues, assets, earnings before interest and tax, and net income. Given the specialty niche and diverse business lines of our four operating segments, it is difficult to find a closely matching peer group. While we face competition in each of our businesses, we do not believe that any single competitor competes with us in all of our business lines. Additionally, the business lines in which we operate are generally characterized by a limited number of competitors. In early 2006, the Committee reviewed and updated our peer group to reflect (1) our re-examination of the previous selection criteria for choosing our peer group, (2) consolidation in our industry and (3) changes in our businesses. We also looked at notable competitors in each of our primary business lines and companies cited as competitors in a variety of investor analyst reports. Our peer group is a collection of the 17 companies listed below. We believe these peer companies reflect our best matches from the insurance or financial services sectors, including companies that may have one or more of the following characteristics: similar product lines; similar services and business models; similar revenues and assets and a similar talent pool for recruiting new employees. In 2008, we did not make any changes to our peer group, which consists of the following companies:

• Aetna Inc.	• Coventry Health Care Inc.	• Safeco Corp.[2]
• Aflac Inc.	• Genworth Financial Inc.	• Stancorp Financial Group Inc.
• Cigna Corp.	• Hanover Insurance Group Inc.	• Sunlife Financial
• Conseco Inc.	• Humana Inc.	• Torchmark Corp.
• CNA Financial Corp.	• Markel Corp.	• Unum Group
	• Principal Financial Group Inc.	• W.R. Berkley Corp.

Our Pay vs. Peer Group. Watson Wyatt conducted a competitive analysis of each element of total compensation of the NEOs in late 2007. Watson Wyatt presented the data to the Committee for its discussion and the Executive Group presented its recommendations for the Committee’s consideration. The Committee concluded that our NEO compensation was generally positioned below the median compensation level of our peer group. Watson Wyatt data also demonstrated that our NEOs’ allocation of pay was particularly lower with respect to long term incentives. Therefore, the Committee increased the long term incentive plan target award percentages for our NEOs in 2008.

III. 2008 Compensation of NEOs

The following section describes the basic components of total compensation awarded to the NEOs in 2008. Each component is approved by the Committee.

A. Base Salary

Objectives. We set our NEOs’ base salary levels taking into account the following factors:

•	Responsibilities of a particular position;

•	Expertise and competencies brought to the position;

•	Individual performance and development over time;

•	Data from our peer group proxy statements; and

•	Geographic markets within which we operate.

The Committee reviews and approves base salaries annually, taking into account the NEOs’ total compensation targets, recommendations from the Executive Group and the advice of its independent consultant. Factoring in the other objectives listed above, we generally aim to set NEO base salaries in line with our peers and have also prioritized equalizing Management Committee base salaries (other than Mr. Pollock).

2008 Base Salaries of NEOs. In late 2007, Watson Wyatt presented to the Committee peer group proxy statement data on annual base salaries of NEOs. After reviewing the data and Executive Group

[2]	Safeco Corp. was acquired by Liberty Mutual in 2008 and is a member of the Liberty Mutual Group.

recommendations, the Committee set the 2008 base salaries for four of our NEOs. The salary increases were granted in line with the Committee’s continuing philosophy of bringing our NEOs’ salaries in line with the median base salary of the peer group.

The Committee approved the following 2008 base salary increases:

Mr. Pollock	11.76%

Mr. Peninger	6.38%

Ms. Silvester	5.26%

Mr. Mergelmeyer	11.76%

Mr. Hamm	5.26%

In March 2008, Watson Wyatt presented to the Committee a market competitive peer assessment on CEO compensation. The data demonstrated that Mr. Pollock’s total compensation was below the 25th percentile as compared to the peer group. Therefore, based on the competitive analysis and the Committee’s continuing philosophy of bringing our NEOs’ compensation in line with the median of our peer group, the Committee approved an 11.76% increase in Mr. Pollock’s base salary (from $850,000 to $950,000).

Although he served as Interim Chief Financial Officer for part of 2007, Mr. Peninger’s base salary increase was based on comparative data for his role as President and Chief Executive Officer of Assurant Employee Benefits. The Committee approved a 6.38% increase for Mr. Peninger in order to bring his 2008 base salary to $500,000, which is in line with the base salary of most of the other operating segment Chief Executive Officers.

The Committee approved the 11.76% base salary increase for Mr. Mergelmeyer, who had recently become Chief Executive Officer of Assurant Specialty Property, in order to begin to bring his base salary closer in line with the other operating segment Chief Executive Officers.

2009 Base Salaries of NEOs. In December 2008, Watson Wyatt presented to the Committee peer group proxy statement data on annual base salaries of NEOs. The Executive Group did not recommend any increases in base salary for the NEOs, except to bring Mr. Mergelmeyer’s annual base salary to $500,000, which generally is the same base salary level as his Management Committee peers. After reviewing the data presented, the Committee approved the Executive Group’s recommendation.

B. Short Term Incentive Program

Objectives. Generally, the objective of our short term incentive program is to align management’s goals with our strategic goals. The Executive Short Term Incentive Plan (the “ESTIP”) is intended to advance the interests of the Company and its stockholders in attracting, retaining and motivating executive officers by providing financial rewards that are intended to be deductible, to the maximum extent possible, as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

In March 2008, the Committee selected all 12 of the then-existing executive officers (including all of the NEOs) as participants in the ESTIP for 2008.

Summary of the ESTIP. Short term incentive awards are paid pursuant to the ESTIP, which provides executive officers with cash-based awards (the “ESTIP Awards”) equal to a percentage of their base salary (the “ESTIP Target Award Percentage”) times a multiplier based upon the achievement of certain pre-established performance goals. Each NEO was given an ESTIP Target Award Percentage amount that was determined by matching their position against peer group data for comparable jobs. The amount of the ESTIP award is based on a multiplier that may be earned at various performance levels above and below target (1.0), based upon the level of achievement of performance goals.

Performance goals are weighted to reinforce our strategic goals. Performance goals may change from year to year and are based upon a number of factors, including prior year performance, industry-specific factors affecting our operating segments and market expectations. Each year, the Committee meets with the Executive Group to consider the Company’s strategic imperatives and to set the annual ESTIP performance goals and related metrics.

Actual payouts of ESTIP Awards can range from 0 to 2 times the ESTIP Target Award Percentage based upon actual performance. The multiplier of 2 times the ESTIP Target Award Percentage represents a cap on the annual short term incentive. Performance against the criteria is measured on a five-point scale, as follows:

Level of Performance	Bonus Value
Distinguished	2.0 x ESTIP Target Award Percentage
Commendable	1.5 x ESTIP Target Award Percentage
Competent	1.0 x ESTIP Target Award Percentage
Adequate	0.5 x ESTIP Target Award Percentage
Provisional	0.0 x ESTIP Target Award Percentage

Early each year, our Executive Group recommends performance goals to the Committee. The ESTIP Awards are paid out by March 15 of the following year.

Maximum Awards and Performance Goals Under the ESTIP. Awards under the ESTIP are subject to a maximum limit based on the amount of the Company’s net income (as defined in the ESTIP) during the performance period. The total awards to all participants under the ESTIP for any period cannot exceed five percent (5%) of the Company’s net income (as defined in the ESTIP). This aggregate maximum amount is divided among all participants equally, except that the maximum award for the Chief Executive Officer is twice that of the other participants.

At the end of each year, the Committee certifies the amount of the Company’s net income and the maximum awards that can be granted under the ESTIP. The Committee then has discretion to grant an award less than or equal to the relevant maximum. In deciding how to exercise its discretion, the Committee considers whether each participant has met his or her performance goals, as well as any other factors the Committee decides are appropriate. However, the reduction of any participant’s award below the maximum award cannot result in an increase in the maximum award payable to any other participant.

Effect of Terminations of Employment on Award Under the ESTIP. Under the ESTIP, if a participant’s employment is terminated during a performance period due to disability or death, the Committee may grant the participant an award in any amount the Committee deems appropriate. If a participant’s employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits described above, based on the amount of the Company’s net income during the entire performance period. If, however, a participant’s employment is terminated for any reason other than disability, death, or retirement, any award for that participant will be subject to the maximum limits described above prorated for the number of days in the performance period before the participant’s employment was terminated.

The ESTIP provides that, upon a change of control of the Company, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Committee no later than the date of the change of control.

2008 ESTIP Target Award Percentages. In December 2007, the Committee met to consider changes to ESTIP Target Award Percentages for four of the NEOs. Based upon its analysis of market data, the Committee increased Mr. Mergelmeyer’s ESTIP Target Award Percentage from 70% to 80%. The Committee made no other changes and the ESTIP Target Award Percentages for Ms. Silvester and Messrs. Peninger and Hamm remained the same (Ms. Silvester at 85% and Messrs. Peninger and Hamm at 80%). In March 2008, Watson Wyatt presented to the Committee a market competitive peer assessment on CEO compensation. The data demonstrated that Mr. Pollock’s compensation was below the 25th percentile as compared to the peer group. Therefore, based on the competitive analysis and the Committee’s continuing philosophy of bringing our NEOs’ compensation in line with the median of our peer group, the Committee approved an increase in his ESTIP Target Award Percentage from 100% to 150%.

2008 Performance Goals. In February 2008, the Committee determined that ESTIP Awards for 2008 would be conditioned upon four factors weighted as follows:

•	Diluted earnings per share, determined using net operating income (for operating segment Chief Executive Officers, net operating income of the operating segment)—25%;

•

Annualized operating return on equity determined by dividing annual net operating income by average stockholders’ equity, excluding accumulated other comprehensive income (“ROE”) (for operating segment Chief Executive Officers, ROE is the operating return on equity of the operating segment)—15%;

•

Company growth performance, determined as a weighted average of the results of certain emphasized lines of business in each operating segment, measured with respect to new sales measures and/or revenue (for operating segment Chief Executive Officers, growth performance of the operating segment)[3]—40%; and

•	Company brand management and reputation with consumers—20%.

These are “results” to which the Company attaches metrics because we believe they are key drivers of achieving sustainable success. We define sustainable success as both annual results and the long term development of organizational capacity.

The 2008 ESTIP Company target performance level that would result in a 1.0 multiplier for net operating earnings per diluted share was $5.50 per diluted share. The Company’s 2008 operating earnings per diluted share were $5.36 and therefore yielded a 0.72 multiplier for Messrs. Pollock, Peninger and Silvester in that component. For Messrs. Mergelmeyer and Hamm, the target net operating income levels set for a 1.0 multiplier were $320 million and $140 million, respectively, for Assurant Specialty Property and Assurant Health. Assurant Specialty Property and Assurant Health produced 2008 net operating income of $405.2 and $120.3 million, respectively, and therefore Messrs. Mergelmeyer and Hamm received 2.0 and 0.013 multipliers, respectively, for this 25% component.

The 2008 ESTIP Company target performance level that would result in a 1.0 multiplier for ROE was 15.5%. In 2008, the Company achieved an overall ROE of 15.15%, resulting in a 0.77 multiplier for this 15% component. For Messrs. Mergelmeyer and Hamm, the respective segment target ROE levels set for a 1.0 multiplier were 25% and 29%, respectively, for Assurant Specialty Property and Assurant Health. Assurant Specialty Property and Assurant Health 2008 ROEs were 33.3% and 32.1%, respectively, and therefore Messrs. Mergelmeyer and Hamm received 2.0 and 1.63 multipliers, respectively, for this 15% component.

[3]	The growth areas for 2008 were as follows: for Assurant Employee Benefits, net earned premiums in all insurance products for small employers (employers with fewer than 500 employees) and new sales (employers with fewer than 500 employees); for Assurant Health, net earned premiums and fee income in individual medical and short term medical insurance and new sales in individual medical and short term medical insurance; for Assurant Specialty Property, net earned premiums and fee income in creditor-placed homeowners insurance, renters, leased and financed equipment insurance and collateral protection insurance for automobiles and gross written premiums for the aforementioned business lines, as well as National Flood Insurance Program administration; and for Assurant Solutions, net earned premiums, gross earned premiums and fee income in domestic extended service contracts, domestic vehicle service contracts and the International business line and new sales in domestic and Canadian preneed insurance.

Each segment’s multipliers with respect to revenue growth were determined on the basis of the operating revenue and sales results of certain emphasized lines of business within that segment. The targets in the growth areas in Assurant Specialty Property that would result in a weighted 1.0 Company multiplier were $1.3 billion for earned premiums and fees and $1.7 billion for sales. The 2008 results in the growth areas specified for Assurant Specialty Property were $1.5 billion of earned premiums and fees and $2.2 billion of sales, and therefore Mr. Mergelmeyer received a 2.0 multiplier for this 40% component. The targets in the growth areas in Assurant Health that would result in a weighted 1.0 Company multiplier were $1.45 billion of earned premiums and fees and $0.44 billion of sales. The 2008 results in Assurant Health’s growth areas were $1.41 billion of earned premiums and fees and $0.47 billion of sales, and the weighted average of the multipliers resulted in a 1.15 multiplier for Mr. Hamm for this 40% component.

Messrs. Pollock and Peninger’s and Ms. Silvester’s revenue growth multiplier was based on a weighted average of the multipliers of the businesses (25% Assurant Specialty Property, 30% Assurant Solutions, 25% Assurant Health and 20% Assurant Employee Benefits). Messrs. Pollock and Peninger and Ms. Silvester received 1.15 multipliers for this 40% component based on the average of the two multipliers noted above along with a 0.28 multiplier for Assurant Solutions4 and a 1.38 multiplier for Assurant Employee Benefits.5

With respect to Company brand management and reputation with consumers, a 20% component of the ESTIP performance goals, the Committee had set three sub-components: Brand Building, weighted at 10%; Consumer Reputation/Claims Process Enhancement, weighted at 5% and Employee Engagement, weighted at 5%.

The criteria for measuring the level of achievement for each of the sub-components were as follows:

1. Brand Building:

•	development of metrics to track (with clients and distributors) Assurant’s value proposition of being “easy to do business with”; and

•	completion of multiple enterprise-wide and segment projects to more effectively meet customer expectations and results.

2. Employee Engagement:

•	adoption of a uniform survey instrument for measuring employee engagement; and

•	demonstration of strong enterprise-wide results in employee engagement.

3. Consumer Reputation/Claims Process Enhancement:

•	establishment of overarching principles and adoption of best practices across the enterprise.

In each of the components described above, the Company and segments completed various projects and milestones to enhance the Company’s brand and reputation with customers. For example, the Company developed a “Brand Dashboard” to track client and distributor perception of our brand. With respect to employee engagement, the Company developed a survey that had a 90% plus employee participation rate and showed exceptionally high levels of employee engagement. In the area of claims processes, the Company established an enterprise-wide committee that adopted high level governance principles and best practices that we believe will enhance the perceived value of our claim services. As a result of the Company’s achievements in brand management and reputation with customers, the Committee awarded each of the NEOs a 2.0 multiplier for this 20% component.

[4]	The weighted average of the multipliers with respect to each of the various growth areas for Assurant Solutions resulted in a 0.28 multiplier, based on 2008 net earned premiums and fees in growth areas of $2.05 billion and $3.06 billion of sales as compared to the weighted 1.0 multiplier target amount of $2.0 billion of net earned premiums and fees and $3.50 billion of sales in the growth areas.
[5]	Assurant Employee Benefits’ 1.38 multiplier resulted from a weighted average of 2008 net earned premiums in growth areas of $771.2 million and sales of $176.2 million compared to 1.0 multiplier target amounts of $775 million of net earned premiums and $160 million of sales in the growth areas.

Based on the performance described above, Messrs. Pollock and Peninger and Ms. Silvester each received overall 2008 ESTIP multipliers of 1.15 and Messrs. Mergelmeyer and Hamm received overall 2008 ESTIP multipliers of 2.0 and 1.11, respectively. The actual dollar amount of each NEO’s 2008 ESTIP Award appears in column (g) of the Summary Compensation Table. The potential threshold, target, and maximum payments for the ESTIP Awards appear in columns (c), (d) and (e), respectively, in the Grants of Plan Based Awards Table.

The 2008 Company and operating segment performance targets disclosed above are disclosed only to assist investors and other readers in understanding the Company’s executive compensation. They are not intended to provide guidance on the Company’s future performance. These performance targets should not be relied upon as predictive of the Company’s or respective operating segment’s performance.

Awards paid under the ESTIP are subject to Section 162(m) of the Internal Revenue Code, which prohibits companies from deducting more than $1 million annually of the compensation paid to their principal executive officer and three most highly compensated executive officers other than the principal executive officer and the principal financial officer, unless specific requirements are met. The ESTIP is designed to meet these requirements and should allow the Company to deduct, the fullest extent possible, performance based compensation paid to its executive officers. The Committee, however, may provide award compensation that is not tax deductible if the Committee determines it is appropriate to do so.

2009 ESTIP Target Award Percentages. In December 2008, the Committee met to consider changes to ESTIP Target Award Percentages. As noted above with respect to annual base salaries, the Executive Group indicated that the Management Committee had decided that it would not favor increases in ESTIP Target Award Percentages and recommended that decision to the Committee. The Committee made no changes and each of the NEOs’ ESTIP Target Award Percentages remained the same (for Mr. Pollock at 150%, for Ms. Silvester at 85% and for Messrs. Peninger, Mergelmeyer and Hamm at 80%).

C. Long Term Incentive Program

Objectives. Long term incentive compensation is awarded to key employees who have the potential to significantly influence our financial results and sustainable performance over time. The goals of our long term incentive program are performance-based and are designed to reward long term value creation. In contrast to the short term incentive program which may be more focused on specific annual operating segment goals, long term incentive compensation focuses on enterprise-wide results.

Long term incentive awards provide forward-looking incentives that focus on:

•	Aligning the interests of executives and stockholders by focusing on value creation;

•	Fostering a stake in long term corporate performance;

•	Encouraging executives to take an overall Company perspective; and

•	Attracting and retaining critical top talent for continuing success.

In March 2008, the Committee awarded the final set of grants under the Assurant, Inc. 2004 Long Term Incentive Plan (“ALTIP”). Subsequently, stockholders approved the Assurant, Inc. Long Term Equity Incentive Plan (“ALTEIP”) and the ALTEIP replaced the ALTIP. All long term incentive awards granted to NEOs in 2009 will be granted under the ALTEIP.

a. The ALTIP

Summary of the ALTIP. The ALTIP provided key employees with awards of restricted stock and SARs (the “ALTIP Awards”). The ALTIP Award was expressed as a target percentage of a participant’s base salary (the “ALTIP Target Award Percentage”) and was determined based on competitive data. The resulting award consisted of 25% restricted stock and 75% SARs. The 2008 restricted stock awards were valued based on the closing price of our Common Stock on the date of grant. The underlying goal was to deliver an aggregate value in SARs and restricted stock equal to the ALTIP Target Award Percentage.

The Committee established the size and other terms of awards by considering data from its consultant and recommendations from the Executive Group based upon long term compensation reported by peer companies in the insurance and financial services industries. In determining the allocation among base salary, short term incentive and long term incentive pay for our NEOs, we generally followed the practices of peer group companies.

Shares of restricted stock issued to executives vested in three annual installments (one-third each year) on each of the first three anniversaries of the date of grant. The SAR awards vest on the third anniversary of the date of grant. The three-year vesting schedule was designed to ensure that the awards fulfilled their intended purpose of ensuring that NEOs only received compensation if they remain employed with us for the long term. However, these awards were subject to accelerated vesting upon a change in control of the Company or the relevant operating segment. We elected to provide this acceleration because we believed that the principal purpose of providing executives with equity incentives was to align their interests with the stockholders and that this alignment would be enhanced, not weakened, in the change in control context. In addition, we believed that the vesting provision would best enable us to retain our executives through the closing of a change in control transaction and to deliver to an acquirer an intact management team. Both restricted stock and SARs vested on a pro-rata basis upon death or disability because the Committee felt that such vesting was appropriate, if through no fault of the executive, the executive were unable to fulfill his or her job duties.

SAR Premium/Discount. Under the ALTIP, the Committee, in its discretion, was able to apply a premium or discount of up to 25% to the SARs component of the target ALTIP Award based on prior year achievement of the performance goals under our short term incentive program. There was a sliding scale between both ends of this premium/discount range. In 2008, the Committee approved premiums and discounts to the SARs awarded to the NEOs based on the levels of achievement of their respective operating segments or the Company against short term incentive plan performance goals. The premium/discount feature does not exist under the ALTEIP.

2008 ALTIP Target Award Percentages. In February 2008, the Committee met to approve changes to ALTIP Target Award Percentages for the NEOs. ALTIP Target Award Percentages were analyzed in conjunction with the short term incentive and base salary elements of compensation. Watson Wyatt’s market competitive assessment of peer group proxy statement information demonstrated that most of our NEOs were receiving a comparatively lower share of equity in their total compensation. Accordingly, the following ALTIP Target Award Percentages were approved for 2008:

Mr. Pollock	250%

Mr. Peninger	125%

Ms. Silvester	125%

Mr. Mergelmeyer	125%

Mr. Hamm	125%

In March 2008, Watson Wyatt presented to the Committee a market competitive peer assessment on CEO compensation. The data demonstrated that Mr. Pollock’s total compensation was below the 25th percentile as compared to our peers. Therefore, based on the competitive analysis and the Committee’s philosophy of bringing Mr. Pollock’s compensation in line with the median of our peer group, his ALTIP Target Award Percentage was increased from 180% to 250%.

When these approved target percentages were converted into SARs and restricted stock in March 2008, a premium (or discount) was applied to the SARs (as described below) based upon 2007 short term incentive program performance.

2008 ALTIP Awards. The grant date fair value of restricted stock and SARs granted to the NEOs in 2008 is reported in column (l) of the Grants of Plan Based Awards Table.

2008 SARs Premium. In March 2008, based on the performance of the Company and its operating segments in 2007, the NEOs received the following premiums (or discounts) applied to their SAR awards based on their 2007 short term incentive plan award multipliers:

Name	Short Term Incentive Plan Award Multiplier	Premium/(Discount) %
Mr. Pollock	1.72	18%
Mr. Peninger[6]	1.75	18.75%
Ms. Silvester	1.72	18%
Mr. Mergelmeyer	1.90	22.50%
Mr. Hamm	0.65	(8.75)%

b. The ALTEIP. Under the ALTEIP, the Company may grant awards based on shares of our Common Stock, including stock options, stock appreciation rights, restricted stock (including performance shares), unrestricted stock, RSUs, PSUs and dividend equivalents. RSUs and PSUs are promises to provide actual stock over a vesting period or performance period.

The Committee has decided to award PSUs and RSUs in 2009. Awards granted to NEOs will consist of 50% RSUs and 50% PSUs. The RSUs to be granted under the ALTEIP are based on salary grade and performance and will vest one-third each year over a three-year period. NEOs will receive dividend equivalents in cash during the restricted period and they will not have voting rights during the restricted period.

For the PSU portion of an award, the number of shares a participant will receive upon vesting is contingent upon the Company meeting certain pre-established performance goals, identified below, at the end of a three-year performance period. At the end of the three-year performance period, these performance goals will be measured to determine the number of shares a participant will receive. The payout levels can vary between 0% and 150% (maximum) of the target (100%) ALTEIP award amount based on the Company’s level of performance against the pre-established performance goals. NEOs will accrue dividend equivalents during the performance period, which will be paid in cash at the end of the performance period.

The Committee prefers to award RSUs because they serve as a retention vehicle, although ultimate award value depends on stock price performance. The Committee prefers to award PSUs because they enable the Company to award shares contingent on the attainment of pre-established performance goals. The Committee decided to use RSUs and PSUs (as opposed to restricted stock and performance shares only) because of the

[6]	Mr. Peninger’s premium was based on a pro-rata multiplier calculated based on his service for part of 2007 as President and Chief Executive Officer of Assurant Employee Benefits and for the remainder of the year as Executive Vice President and Interim Chief Financial Officer of the Company.

ability to have one plan design for all eligible executives internationally. The ultimate value of the performance shares and restricted stock units awarded is dependent both on stock price performance and the number of shares earned at the end of the performance period.

PSU Performance Goals. For 2009, the Committee has established earnings per share growth, revenue growth and total stockholder return as the three performance measures for PSU awards. Earnings per share growth is defined as the year-over-year change in (a) GAAP net income divided by (b) average diluted shares outstanding. Revenue growth is defined as year-over-year change in GAAP total revenues as disclosed in the Company’s year-end income statement. Total stockholder return is defined as appreciation in Company stock plus dividend yield to stockholders. The particular performance goals were set based on the performance of each measure relative to the A.M. Best U.S. Insurance Index. The Committee believes that this index, which contains a broad range of insurance companies, provides the best comparison for measuring performance relative to our peers and other companies in insurance and insurance-related businesses. Compensation based on performance against these goals is intended to be exempt from the limits on tax-deductibility of certain compensation expenses under Section 162(m) of the Internal Revenue Code.

Change of Control. Unless the Committee provides otherwise in an award agreement, upon a change of control (as defined in the ALTEIP), any award granted under the ALTEIP will immediately vest and become transferable. Additionally, outstanding RSUs will be paid in full as soon as practicable following a change of control. PSUs will be paid at the target performance level if a change of control occurs in the first year in which the award is granted. If a change of control occurs after the first year of the grant, the payout of performance shares is based on the greater of actual performance through the time of the change of control or the target performance level. Finally, the Committee may make other adjustments that it deems appropriate in connection with a change of control, except to the extent that doing so would cause an award intended to be exempt from Section 162(m) of the Internal Revenue Code to fail to be exempt.

Termination of Employment/Services. Unless otherwise provided by the Committee in the award agreement, unvested awards granted under the ALTEIP are forfeited upon termination of employment, except that:

•	If the participant’s employment is terminated without cause, all awards will be vested on a pro-rata basis.

•	If the participant’s employment is terminated by reason of death or disability, all awards will be vested on a pro-rata basis.

•

If the participant’s employment is terminated by reason of retirement, all RSUs will fully vest, except for awards granted during the year the participant retires, and all PSUs will fully vest at the end of the performance cycle except for the awards granted during the year the participant retires.

2009 ALTEIP Target Award Percentages. In February 2009, the Committee met to approve ALTEIP Target Award Percentages for the NEOs. Watson Wyatt presented data which indicated that the amount of total compensation and allocation of pay for the NEOs (other than Mr. Pollock) continued to be lower as compared to our peers with respect to long term incentives. In an effort to locate the total compensation for the NEOs (other than Mr. Pollock) between the 25th and 50th percentile of our peers both in amount and percentage of pay mix, the Committee approved the following long term incentive plan target award percentages for our NEOs in 2009:

Mr. Pollock	250%

Mr. Peninger	150%

Ms. Silvester	150%

Mr. Mergelmeyer	150%

Mr. Hamm	150%

Mr. Pollock’s ALTEIP Target Award Percentage did not increase in 2009.

Equity Grant Policy. The Assurant, Inc. Equity Grant Policy (the “Equity Grant Policy”) provides guidelines and uniformity in connection with the grant of SARs, restricted stock and any other equity-based compensation awards.

With respect to the equity awards granted under the ALTEIP, the policy requires that all grants to NEOs will be approved by the Committee at an in-person or telephonic meeting. The Equity Grant Policy states that all ALTEIP awards will be granted on the second Thursday in March each year. If the Committee decides that a second grant in the same calendar year is necessary for, among other reasons, salary adjustments, promotions or new hires, a second grant of ALTEIP awards will be approved by the Committee and will be granted on the second Thursday in November.

The Equity Grant Policy requires that all equity awards be valued at the closing price of our Common Stock on the grant date. The base price for SARs will equal this price. The number of shares of Common Stock underlying an equity award that is expressed as a dollar amount will be determined as of the applicable grant date based on the relevant price and the other applicable valuation factors as of such grant date.

D. Other Awards

2008 Special Restricted Stock Award. Mr. Peninger began serving as Interim Chief Financial Officer in mid-July 2007. In recognition of his outstanding service in this role during 2008, on November 13, 2008, the Committee granted Mr. Peninger restricted stock with a value of $250,000, based on the market price of the Company’s Common Stock as of the grant date. The restricted stock award vests one-third annually, beginning on the first anniversary of the grant date, and will be fully vested on the third anniversary of the grant date.

2008 Special Appreciation Bonus. In March 2008, the Board of Directors granted a one-time cash bonus to approximately 350 Company executives, including Messrs. Peninger, Mergelmeyer and Hamm and Ms. Silvester, to express its special appreciation for their efforts during 2007. The bonus amount equaled 25% of each executive’s 2008 annual short term incentive program target award (1.0 multiplier) and was paid on July 15, 2008. The bonus amounts paid under this arrangement for the applicable NEOs are listed in column (d) of the Summary Compensation Table.

E. Change of Control, Retirement and Disability Benefits

In addition to the three principal components of executive compensation discussed above, the NEOs also receive certain change of control, retirement and disability benefits.

Change of Control Agreements. In 2009, the Company continued its pre-existing change of control program and, in January 2009, upon the expiration of the existing change of control agreements, entered into new forms of change of control agreements (“COC Agreements”) with each of the NEOs (except Mr. Camacho). One of the most significant changes in the program was the addition of non-competition and non-solicitation provisions. The material provisions of the COC Agreements are described in the section entitled “Narrative to the Potential Payments Upon Termination or Change of Control Table—Change of Control Agreements.” Our COC Agreements are intended to aid the Company in attracting and retaining executives by reducing the personal uncertainty and anxiety arising from a business combination.

In our view, the severance multiple of three times base salary and bonus that each NEO (other than Mr. Camacho) receives is appropriate because it is comparable to similarly situated senior executives across U.S. industries that we have surveyed. The COC Agreements also incorporate provisions to deal with the impact of the federal excise tax on excess parachute payments. The so-called “golden parachute” tax rules subject “excess parachute payments” to a dual penalty: the imposition of a 20% excise tax upon the recipient and non-deductibility of such payments by the paying corporation. While the excise tax is seemingly evenhanded, the excise tax can discriminate against long-serving employees in favor of new hires, against individuals who do not exercise options in favor of those who do and against those who elect to defer compensation in favor of those who do not. For these reasons, we provide an excise tax gross-up in the COC Agreements. For more detailed information on the COC Agreements, please see the section entitled “Narrative to the Potential Payments Upon Termination or Change of Control Table—Change of Control Agreements.”

Retirement Plans. We maintain the Supplemental Executive Retirement Plan (the “SERP”), the Assurant Executive Pension Plan (the “Executive Pension Plan”), the Assurant Executive 401(k) Plan (the “Executive 401(k) Plan”) and the Assurant Pension Plan (the “Pension Plan”). The goals of these retirement plans are to provide our NEOs with competitive levels of income replacement upon retirement as compared to the marketplace and to provide a package that will both attract and retain key talent in the Company. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of IRC Section 401(a)(17) ($230,000 for 2008). The SERP is designed to supplement the other Company retirement plans noted above and Social Security so that total income replacement from these programs will equal 50% of the NEOs’ base salary plus ESTIP target. For further details on these plans, please see the Narratives to the Pension Benefits and Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Tables.

Executive Long Term Disability Plan. As part of the Company’s general benefits program, the Company provides Long Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of employees’ monthly plan pay (which is generally defined as base salary plus the ESTIP Target Award Percentage amount), up to a maximum monthly benefit of $15,000. As an additional benefit, all participants in the SERP (including the NEOs) are eligible for Executive LTD coverage. Executive LTD goes beyond the LTD plan maximum to replace 60% of plan pay, up to a total maximum benefit per month of $25,000 for most participants (including group and Executive LTD).7 This coverage is provided through the purchase of individual policies on a bi-annual basis and is fully paid for by the Company.

F. Deferred Compensation Plans

Currently, each of the NEOs is eligible to participate in the Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan provides key employees the ability to defer a portion of their eligible compensation which is then invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to be fully compliant with the American Jobs Creation Act of 2004’s (“Jobs Act”) definition of eligible compensation and distribution requirements. For further details on the ADC Plan, please see the Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

Prior to the adoption of the Jobs Act and the establishment of the ADC Plan in 2005, the NEOs were eligible to participate in either the Assurant Investment Plan (the “AIP”) or the American Security Insurance Company Investment Plan (the “ASIC Plan”). However, since the Jobs Act became effective, it was no longer efficient from a tax planning perspective to maintain the AIP and the ASIC Plan. Therefore, both plans were frozen and currently only withdrawals may be made.

[7]	Since some of Mr. Pollock’s earlier policies had an automatic increase provision built in, his per month maximum was $11,521 from January 1, 2008 to March 19, 2008 and $11,569 starting March 20, 2008. Combined with the group LTD maximum benefit of $15,000, this gave Mr. Pollock a combined monthly benefit (including group and Executive LTD) of $26,521 for the period from January 1, 2008 to March 19, 2008 and $26,569 starting March 20, 2008.

IV. Management Committee Stock Ownership

The Company has the following Stock Ownership Guidelines and holding requirements for its Non-Employee Directors and the Management Committee members:

Non-Employee Director	Must own Assurant stock with a market value equal to 5 times the annual base cash retainer

Chief Executive Officer	Must own Assurant stock with a market value equal to 5 times current base salary

Assurant, Inc. Executive Vice President (including Chief Financial Officer and operating segment Chief Executive Officers)	Must own Assurant stock with a market value equal to 3 times current base salary

Individuals have five years from the effective date of July 1, 2006, or five years from their permanent (not interim) appointment to a specified position (if appointed later), to acquire the required holdings. Currently, all NEOs have a compliance date of July 1, 2011, with the exception of Mr. Mergelmeyer, whose compliance date is July 16, 2012. Eligible sources of shares include personal holdings, restricted stock, 401(k) holdings and Employee Stock Purchase Plan shares. The Committee tracks the ownership amount of the non-employee directors and Management Committee on an annual basis.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation

The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2008, 2007 and 2006, as applicable.

Summary Compensation Table for Fiscal Years 2008, 2007 and 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[1] ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[2] ($)		All Other Compen- sation[6] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)		(i)	(j)
J. Kerry Clayton,[3] Former President and Chief Executive Officer	2008	0	0	0	0		0	0		0	0
	2007	0	0	0	0		0	0		0	0
	2006	296,990	0	(17,154)[4]	621,200	[4]	0	1,208,144		157,362	2,266,542
Robert B. Pollock, President and Chief Executive Officer	2008	950,000	0	480,167	1,634,851		1,638,750	3,120,828		126,072	7,950,668
	2007	850,000	0	344,320	1,221,758		791,917	253,098		158,654	3,619,747
	2006	791,250	0	268,991	1,318,321		1,353,038	660,855		143,604	4,536,059
Michael J. Peninger, Executive Vice President and Chief Financial Officer	2008	500,000	100,000	149,004	453,104		460,000	422,417		194,761	2,279,286
	2007	470,000	500,000	102,216	377,140		658,000	296,736		150,470	2,554,562

Philip Bruce Camacho, Former Executive Vice President and Chief Financial Officer	2008	635,008	0	101,618	552,144		0	183,163		48,616	1,520,549
	2007	635,000	0	182,616	700,430		0	0	[5]	153,446	1,671,492
	2006	612,000	75,000	150,892	755,036		1,046,520	350,739		222,874	3,213,061
Lesley Silvester, Executive Vice President	2008	500,000	106,250	150,440	560,587		488,750	1,446,615		96,870	3,349,512
	2007	475,000	0	138,509	524,412		694,450	0	[5]	86,993	1,919,364
	2006	471,000	0	130,819	680,576		684,599	333,520		81,963	2,382,477
Gene Mergelmeyer, Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property	2008	475,000	95,000	194,224	280,837		760,000	1,001,233		92,400	2,898,694

Donald Hamm, Executive Vice President; President and Chief Executive Officer, Assurant Health	2008	$500,000	97,511	141,904	464,320		444,000	326,867		82,975	2,057,577
	2006	$459,000	0	102,247	508,478		543,915	112,653		88,429	1,814,722

[1]

The restricted stock amounts reported in column (e) are consistent with the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123R”) except for the application of a forfeiture rate. Expense equal to the fair value of each restricted stock award (the closing price of Assurant, Inc. Common Stock on the date of grant) is amortized over the applicable vesting period.

The SARs amounts reported in column (f) are consistent with the amount recognized for financial statement reporting purposes in accordance with FAS 123R except for the application of a forfeiture rate. The fair value of each outstanding SAR was estimated on the date of grant using a Black-Scholes option-pricing model and expense is amortized over the applicable vesting period. Please see Footnote 17 “Incentive Plans—Stock Appreciation Rights” of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008 for a discussion of the Black-Scholes option-pricing model and the assumptions used in this valuation.

In connection with Mr. Clayton’s retirement in 2006, he forfeited 31,762 SARs awarded in 2004 and 83,696 SARs awarded in 2005. He also forfeited 5,314 shares of restricted stock awarded in 2004 and 5,957 shares of restricted stock awarded in 2005. None of the other NEOs forfeited SARs or restricted stock in 2006, 2007 or 2008.

[2]

The change in pension value is the aggregate change in the actuarial present value of the respective NEO’s accumulated benefit under the Company’s three defined benefit pension plans (the SERP, the Executive Pension Plan and the Assurant Pension Plan) from December 31, 2007 to December 31, 2008, from December 31, 2006 to December 31, 2007 and from December 31, 2005 to December 31, 2006. For each plan, the change in the pension value is determined as the present value of the NEO’s accumulated benefits at December 31, 2006, December 31, 2007 or December 31, 2008 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2005, December 31, 2006 or December 31, 2007, as applicable. Present values of accumulated benefits at December 31, 2005, December 31, 2006, December 31, 2007 and December 31, 2008 use the same assumptions as included in the financial statements in the Company’s Annual Reports on Form 10-K for the fiscal years ending December 31, 2005, December 31, 2006, December 31, 2007 and December 31, 2008, respectively.

[3]

Mr. Clayton returned to the Company from July 2007 to January 28, 2008 to serve as Interim President and Chief Executive Officer and remained in an emeritus status with the Company through the end of February 2008. Mr. Clayton declined any compensation for his service.

Mr. Clayton retired from the Company in 2006 and at the time, declined the receipt of any ALTIP awards (restricted stock and SARs) to which he would have been entitled in 2006. Additionally, Mr. Clayton did not receive any non-equity incentive plan compensation (under the short term incentive plan) for his service to the Company in 2006. The amount reported in the 2006 “Salary” column represents the amount of base salary earned through his last day of employment.

[4]

FAS 123R requires that previously recorded expense related to forfeited option awards and stock awards be reversed in the year the option awards and stock award are forfeited. The negative amount in the 2006 “Stock Awards” column for Mr. Clayton reflects the reversal of the expense recorded in prior periods for restricted stock that was forfeited in 2006. This reversal exceeded the expense recorded in 2006 for Mr. Clayton’s vested restricted stock awards.

There is also a reversed expense related to forfeitures included in the 2006 “Option Awards” column. However, it did not exceed the SARs award expense booked for Mr. Clayton during 2006. The primary reason the 2006 “Stock Awards” column amount is negative while the 2006 “Option Awards” column amount is positive is due to the different amortization expense schedules used for graded vesting (restricted stock) versus cliff vesting (SARs). The amortization expense schedule used for graded vesting is more accelerated than the straight line approach of cliff vesting.

[5]	This reflects the change in value of pension benefits year-over-year including the impact of change in assumptions as of December 31, 2007.

[6]

The table below details the amounts reported in the “All Other Compensation” column, which include premiums paid for Executive LTD; Company contributions to the Executive 401(k) Plan; Company contributions to the Assurant 401(k) Plan; perquisites and other personal benefits; and tax reimbursements during 2008:

Name	Executive LTD	Company Contributions to Executive 401(k)	Company Contributions to Assurant 401(k)	Perquisites and Other Personal Benefits	Tax Gross Up Payments	Total
J. Kerry Clayton	$ 0	$ 0	$ 0	$ —	$ 0	$0
Robert B. Pollock	$4,138	$105,834	$16,100	$ —	$ 0	$126,072
Michael J. Peninger	$4,533	$71,960	$16,100	$102,168[1]	$ 0	$194,761
Philip Bruce Camacho	$4,165	$28,351	$16,100	$ —	$ 0	$48,616
Lesley Silvester	$5,821	$74,949	$16,100	$ —	$ 0	$96,870
Gene Mergelmeyer	$1,050	$57,492	$16,100	$ 14,702[2]	$3,056	$92,400
Donald Hamm	$2,355	$43,190	$16,100	$ 15,361[3]	$5,969	$82,975

[1]

This amount includes (1) Company paid expenses totaling $76,772 for Mr. Peninger’s living accommodations in New York, including lease payments and incidental expenses; (2) Company paid expenses totaling $24,937 for airfare and related commuting expenses incurred by Mr. Peninger in traveling to and from his primary residence in Kansas; and (3) Company paid expenses relating to spousal travel and business entertainment.

[2]

This amount includes (1) Company paid expenses totaling $2,691 relating to spousal travel and a Company sponsored trip and (2) Company paid expenses totaling $11,311 for sporting event tickets. The sporting event tickets are used for business entertainment purposes, however, unused tickets are made available to employees, including Mr. Mergelmeyer, for personal use. The entire cost of the sporting event tickets has been included, although we believe only a portion of this cost is a perquisite.

[3]

This amount includes (1) Company paid expenses totaling $2,006 for the payment of club membership dues, (2) expenses reimbursed by the Company totaling $10,814 for sporting event and other entertainment tickets, and (3) Company paid expenses relating to a Company sponsored trip. The club membership and the sporting event and other entertainment tickets are maintained for business entertainment purposes, but may be used personally. The entire membership amount and ticket costs have been included, although we believe only a portion of the cost is a perquisite.

Grants of Plan-Based Awards

The table below sets forth individual grants of awards made to each NEO during 2008.

Grants of Plan-Based Awards Table for Fiscal Year 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)[2]	Grant Date Fair Value of Stock and Option Awards[3]
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

J. Kerry Clayton[4]	— — —	— — 0	— — 0	— — 0		— — —		— — —	— — —	— — —	— — —

Robert B. Pollock	03/13/2008 03/13/2008 —	— — 0	— — 1,425,000	— — 2,850,000		— — —		9,790 —	— 173,400 —	60.65 60.65 —	$ 593,764 $2,101,608 —

Michael J. Peninger	03/13/2008 03/13/2008 11/13/2008 —	— — — 0	— — — 400,000	— — — 800,000		— — — —		2,576 — 11,754 —	— 45,950 — —	60.65 60.65 21.27 —	$ 156,234 $ 556,914 $ 250,008 —

Philip Bruce Camacho	—	— — 0	— — 0	— — 0		— — —		— — —	— — —	— — —	— — —

Lesley Silvester	03/13/2008 03/13/2008 —	— — 0	— — 425,000	— — 850,000		— — —		2,576 — —	— 45,650 —	60.65 60.65 —	$ 156,234 $ 553,278 —

Gene Mergelmeyer	03/13/2008 03/13/2008 —	— — 0	— — 380,000	— — 760,000		— — —		2,447 — —	— 45,000 —	60.65 60.65 —	$ 148,411 $ 545,400 —

Donald Hamm	03/13/2008 03/13/2008 —	— — 0	— — 400,000	— — 800,000		— — —		2,576 — —	— 35,300 —	60.65 60.65 —	$ 156,234 $ 427,836 —

[1]

The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s ESTIP Target Award Percentage amount. The actual ESTIP Award earned by each NEO for 2008 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

[2]	The base price of 2008 SAR awards is equal to the closing price of Assurant, Inc. Common Stock on the date of grant.

[3]	The grant date fair value of each restricted stock award was computed in accordance with FAS 123R as the closing price of Assurant, Inc. Common Stock on the date of grant.

The grant date fair value of each outstanding SAR award was computed in accordance with FAS 123R using a Black-Scholes option-pricing model. Please see Footnote 17 “Incentive Plans—Stock Appreciation Rights” of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008 for a discussion of the Black-Scholes option-pricing model.

[4]	Since Mr. Clayton declined any compensation for his service as Interim President and CEO, he did not receive any plan-based awards in 2008.

Narrative to the Summary Compensation and Grants of Plan-Based Awards Tables

The following is a brief description of the information disclosed in the above referenced tables. For details on our executive compensation program and the plans under which awards were granted, please see the CD&A.

Salary, Bonus and Non-Equity Incentive Plan Arrangements

The NEOs do not have written employment agreements. Instead, salary and non-equity incentive plan opportunities are established by the Compensation Committee on an annual basis. None of the NEOs received mid-year base salary adjustments during 2008.

Mr. Peninger received a restricted stock award in November 2008 with a value of $250,000. Please see the section entitled “CD&A—Other Awards” for further details.

Mr. Camacho did not receive 2008 ESTIP or ALTIP awards because he was on administrative leave.

Messrs. Peninger, Mergelmeyer and Hamm and Ms. Silvester also received special appreciation bonuses in July 2008 equal to the amounts reflected in column (d) of the Summary Compensation Table. Please see the section entitled “CD&A—Other Awards” for further details.

ESTIP Awards earned by the NEOs in 2008 are equal to the product of the NEO’s base salary, his or her ESTIP Target Award Percentage and a multiplier set by the Compensation Committee with respect to the Company or the NEO’s operating segment. Please see the section entitled “CD&A—Short Term Incentive Program” for further details.

Perquisites and Other Compensation

The amounts reported in column (i) of the Summary Compensation Table include premiums paid for Executive LTD insurance during 2006, 2007 and 2008; Company contributions to the Executive 401(k) Plan; Company contributions to the Assurant 401(k) Plan; perquisites and other personal benefits; and tax reimbursements.

As part of our general benefits program, the Company provides LTD coverage for all benefits-eligible employees under a group policy and Executive LTD coverage for all participants in the SERP (including the NEOs). Please see the section entitled “CD&A—Change of Control, Retirement and Disability Benefits” for further details.

The Company makes an annual contribution for each participant in the Executive 401(k) Plan equal to 7% of eligible compensation in excess of the IRC Section 401(a)(17) limit (which was $230,000 for 2008). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant retires, becomes totally disabled, dies or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in work force.

The Company also makes an annual contribution to employees participating in the Assurant 401(k) Plan. On or after the first day of the month following the completion of one year of eligibility service, the Company matches a percentage of pre-tax contributions deducted from eligible pay. Participants must be actively employed on the last regularly scheduled workday of the calendar year to be eligible for the Company contribution unless they retire, become totally disabled, die or their employment is terminated in the fourth quarter of the year as a result of a reduction in work force.

The Company pays for financial and tax planning services with a firm selected by the Company. The Company previously pre-paid the full cost ($13,000) of one initial “comprehensive” financial planning session for eligible executives. Additionally, in 2006, the Company pre-paid up to $10,000 over 5 years for ongoing financial planning sessions for then existing participants. Beginning in 2007, the Company adopted a practice of paying for financial and tax planning services on an “as incurred” basis instead of pre-paying up to $10,000 for ongoing financial planning services.

Equity Awards

Restricted stock granted on April 1, 2006, March 8, 2007 and March 13, 2008 vests one-third on each of the first three anniversaries of the grant date, subject to full acceleration upon a change of control of the Company or the relevant operating segment (as defined in the ALTIP) and subject to pro-rata acceleration upon the death or disability of the executive. Pro-rata vesting upon retirement is automatic for awards granted in 2006 and is discretionary for awards granted in 2007 and 2008. The restricted stock awards were determined by multiplying the ALTIP Target Award Percentage amount, approved by the Compensation Committee, by the NEO’s base compensation in the respective year to come up with a target ALTIP Award value. Restricted stock awards represented 25% of the total target award value divided by the closing stock price of Assurant, Inc. Common Stock on the date of grant.1 Restricted stock award recipients, as beneficial owners of the shares, have full voting and dividend rights with respect to the shares during and after the restricted period. Dividends are paid in cash and are not eligible for reinvestment during the restricted period. The applicable dividend rate during 2006 and the first quarter of 2007 was $0.10 per share. As of the second quarter of 2007, it was increased to $0.12 per share and in the second quarter of 2008, it was increased to $0.14 per share. Holders of restricted stock were paid at the same dividend rate as holders of Common Stock.

SAR awards granted on April 1, 2006 vested on December 31, 2008 and have an expiration date of April 1, 2011. SAR awards granted in March 2007 and 2008 vest three years from the grant date and expire five years from the grant date, subject to full acceleration upon a change of control of the Company or the relevant operating segment (as defined in the ALTIP) and subject to pro-rata acceleration upon death or disability. Pro-rata vesting upon retirement is discretionary for awards granted in 2007 and 2008. To the extent not previously exercised, all rights issued to executives will automatically be exercised on the earliest of (i) the fifth anniversary of the date of grant, (ii) the second anniversary of the participant’s termination of employment for reason of death or disability, or (iii) ninety days following the participant’s termination of employment for reasons other than retirement, disability or death. SAR awards represented 75% of the total target award value divided by a Black-Scholes value. A premium or discount was applied to SARs based on the Company’s strong performance against its ESTIP performance goals. SAR award recipients do not have voting or dividend rights on the shares issuable under their SARs until the SAR is vested and exercised.

Both restricted stock and SARs are payable solely in shares and are delivered to the participant net of basic taxes, although the participant does have the right to request to pay all taxes in cash to receive all the shares.

[1]	The 2006 awards were made prior to the adoption of our Equity Grant Policy and values were calculated based on the closing price of the Company’s Common Stock on the trading day preceding the date of grant.

Outstanding Equity Awards at Fiscal Year End

The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2008.

Outstanding Equity Awards Table for Fiscal Year 2008

Option Awards[1]							Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
J. Kerry Clayton	Converted SARs	[2]
	—		—	—	—	—	—		—	—	—

	All Other SARs
	—		—	—	—	—	—		—	—	—
Robert B. Pollock	Converted SARs	[2]
	6,137				22.88	01/01/2012
	122,347				22.00	01/01/2012
	2,920				48.08	01/01/2012
	4,555				30.83	01/01/2012
	5,820				25.08	01/01/2013
	4,365				33.45	01/01/2013
	6,666				21.89	01/01/2013
	3,442				42.43	01/01/2013
	104,637				22.00	01/01/2013
	5,691				26.56	01/01/2014
	82,473				22.00	01/01/2014
	5,348				28.26	01/01/2014
	4,564				33.13	01/01/2014
	4,831				31.30	01/01/2014

	All Other SARs
	88,659				35.64	06/30/2010
	109,894				49.25	04/01/2011
			132,350[4]		53.48	03/08/2012
			173,400[5]		60.65	03/13/2013
							2,171	[7]	65,130
							4,771	[9]	143,130
							9,790	[11]	293,700
Michael J. Peninger	Converted SARs	[2]							—	—	—
	20,136				26.82	01/01/2010
	14,801				22.00	01/01/2010
	24,283				30.11	01/01/2011
	16,053				22.00	01/01/2011
	24,668				30.83	01/01/2012
	18,409				22.00	01/01/2012
	23,645				33.45	01/01/2013
	15,746				22.00	01/01/2013
	26,169				31.30	01/01/2014
	12,409				22.00	01/01/2014

	All Other SARs
	32,893				35.64	06/30/2010
	35,924				49.25	04/01/2011
			32,450[4]		53.48	03/08/2012
			45,950[5]		60.65	03/13/2013
							655	[7]	19,650
							1,319	[9]	39,570
							2,576	[11]	77,280
							11,754	[12]	352,620

Option Awards[1]							Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Philip Bruce Camacho	Converted SARs	[2]							—	—	—
	22,582				22.00	01/01/2012
	20,373				22.00	01/01/2013
	16,073				22.00	01/01/2014
	39,944				26.56	01/01/2014

	All Other SARs
	51,889				35.64	06/30/2010
	7,000				38.08	08/12/2010
	63,431				49.25	04/01/2011
			65,900[4]		53.48	03/08/2012
							1,143	[7]	34,290
							2,376	[9]	71,280
Lesley Silvester	Converted SARs	[2]
	580				21.56	01/01/2009
	338				36.74	01/01/2009
	499				25.07	01/01/2009
	559				26.82	01/01/2010
	453				33.36	01/01/2010
	460				32.59	01/01/2010
	2,309				32.51	01/01/2011
	2,064				36.33	01/01/2011
	2,491				30.11	01/01/2011

	All Other SARs
	46,721				49.25	04/01/2011
			47,250[4]		53.48	03/08/2012
			45,650[5]		60.65	03/13/2013
							919	[7]	27,570
							1,704	[9]	51,120
							2,576	[11]	77,280
Gene Mergelmeyer	Converted SARs	[2]
	3,056				22.00	01/01/2013
	6,324				26.56	01/01/2014
	2,545				22.00	01/01/2014

	All Other SARs
	8,527				35.64	06/30/2010
	1,300				38.08	08/12/2010
	12,881				49.25	04/01/2011
			16,300[4]		53.48	03/08/2012
			45,000[5]		60.65	03/13/2013
							5,500	[6]	165,000
							231	[7]	6,930
							667	[8]	20,010
							554	[9]	16,620
							487	[10]	14,610
							2,447	[11]	73,410
Donald Hamm	Converted SARs	[2]
	28,978				28.26	01/01/2014

	All Other SARs
	38,102				49.25	04/01/2011
			41,950[4]		53.48	03/08/2012
			35,300[5]		60.65	03/13/2013
							780	[7]	23,400
							1,555	[9]	46,650
							2,576	[11]	77,280

[1]	These columns represent awards under the ALTEIP, ALTIP and their predecessor plans. Awards are either SARs or restricted stock.

[2]

Mr. Clayton served as Interim President and CEO through January 28, 2008 and remained in an emeritus status with the Company through the end of February 2008. Mr. Clayton exercised all of his SARs during 2008. For the other NEOs, the SAR Expiration Date is 10 years from the date of grant for awards granted before 2005 and 5 years from the date of grant for awards granted after 2005.

Until June 29, 2005, the Company maintained the Assurant Appreciation Incentive Rights Plan (“AAIR Plan”), which provided for the issuance of Assurant, Inc. and operating segment cash settled appreciation rights (“AAIR Plan rights”). In 2005, the Company decided to no longer issue operating segment rights or cash settled appreciation rights. The ALTIP was adopted to provide for the payment of appreciation to participants in the form of Assurant, Inc. Common Stock. As a result of the adoption of the ALTIP, the AAIR Plan rights were converted into SARs on June 30, 2005. The intrinsic value of the converted SARs did not change from that of the AAIR Plan rights. “Converted SARs” refers to the AAIR Plan rights (granted over several years prior to our initial public offering) that were converted to SARs on June 30, 2005. In delivering equivalent intrinsic value to the converted SARs, differing base prices may have resulted. Therefore, certain converted SARs with the same expiration date may have differing base prices in the table above.

[3]	Value was determined using the December 31, 2008 closing price of Assurant, Inc. Common Stock of $30.00.

[4]	Award vests on March 8, 2010.

[5]	Award vests on March 13, 2011.

[6]	This restricted stock award was granted on December 5, 2005 and vests 500 shares each for the first four years and 5,000 shares the fifth year.

[7]	This restricted stock award was granted on April 1, 2006 and vests 1/3 each year from the date of grant over 3 years.

[8]	This restricted stock award was granted on January 3, 2007 and vests 1/3 each year from the date of grant over 3 years.

[9]	This restricted stock award was granted on March 8, 2007 and vests 1/3 each year from the date of grant over 3 years.

[10]	This restricted stock award was granted on October 3, 2007 and vests 1/3 each year from the date of grant over 3 years.

[11]	This restricted stock award was granted on March 13, 2008 and vests 1/3 each year from the date of grant over 3 years.

[12]	This restricted stock award was granted on November 13, 2008 and vests 1/3 each year from the date of grant over 3 years.

Option Exercises and Stock Vested in Last Fiscal Year

The following table provides information regarding all of the SARs that were exercised by the NEOs during 2008, and all of the shares of restricted stock held by the NEOs that vested during 2008 on an aggregated basis.

Option Exercises and Stock Vested Table for Fiscal Year 2008

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
(a)	(b)	(c)	(d)	(e)
J. Kerry Clayton	58,937	3,830,894	—	—
Robert B. Pollock	—	—	2,381	147,479
			2,163 2,104	138,259 138,780
Michael J. Peninger	—	—	658 652 781	40,757 41,676 51,515
Philip Bruce Camacho	—	—	1,186 1,137 1,231 168	73,461 72,677 81,197 9,438
Lesley Silvester	156,495	10,691,766	850 915 1,133	52,649 58,487 74,733
Gene Mergelmeyer	—	—	333	21,812
			276 500 228 203 30 243	17,095 29,660 14,574 13,390 1,685 11,824
Donald Hamm	26,842	1,786,039	776 775 947	48,065 49,538 62,464

[1]

The value realized on exercise and/or vesting was determined using the closing price of Assurant, Inc. Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).

Pension Benefits

The Company maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans, the SERP and the Executive Pension Plan. In addition, the Company maintains the Pension Plan, a broad-based, tax qualified, defined benefit pension plan.

The table below describes each plan that provides for pension payments to the NEOs.

Pension Benefits Table for Fiscal Year 2008

Name	Plan Name	Number of Years of Credited Service[1] (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
J. Kerry Clayton	Pension Plan	28.8	666,626	39,302
	Executive Pension Plan	28.8	0	0
	SERP	20	10,845,762	738,515
Robert B. Pollock	Pension Plan	26.5	395,740	0
	Executive Pension Plan	26.5	288,044	0
	SERP	20	9,475,496	0
Michael J. Peninger	Pension Plan	22	319,125	0
	Executive Pension Plan	22	233,129	0
	SERP	20	3,193,107	0
Philip Bruce Camacho	Pension Plan	17.6	162,321	0
	Executive Pension Plan	17.6	781,694	0
	SERP	9.4	300,998[2]	0
Lesley Silvester	Pension Plan	23	557,052	0
	Executive Pension Plan	23	397,046	0
	SERP	20	5,214,513	0
Gene Mergelmeyer	Pension Plan	11	126,759	0
	Executive Pension Plan	11	92,730	0
	SERP	11.3	948,405	0
Donald Hamm	Pension Plan	20	294,178	0
	Executive Pension Plan	20	214,102	0
	SERP	20	2,952,214	0

[1]	None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.

[2]	Mr. Camacho’s SERP benefit amount reflects an offset by the payment he could have received under his Severance Agreement with American Bankers Insurance Group.

Narrative to the Pension Benefits Table

The following is a description of the plans and information reported in the Pension Benefits Table.

The Pension Plan

Eligible employees may generally participate in the Assurant Pension Plan on January 1 or July 1 after completing one year of service with the Company. Credited service for determining a participant’s benefit begins after he or she participates in the plan and has no limit. Eligible compensation under this plan is subject to the Internal Revenue Code (“IRC”) Section 401(a)(17) limit (which was $230,000 for 2008) and generally includes payments such as base salary, ESTIP Awards, bonuses and sales commission, if applicable. Eligible compensation also includes amounts deferred under the ADC Plan in the year deferred.

Each active plan participant on December 31, 2000 was given the choice of continuing to have his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Anyone joining (or rejoining) the plan after December 31, 2000 will have his or her benefits determined under the current pension formula.

Messrs. Pollock, Peninger, Mergelmeyer and Hamm and Ms. Silvester are covered under the prior plan formula. Mr. Camacho was covered under the current plan formula.

Under the current plan formula, the lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately before the participant’s termination of employment. As depicted below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years over 30	12%

Under the current plan formula, the present value of accumulated benefits at December 31, 2008 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (which is limited by IRC Section 401(a)(17)) at December 31, 2008, but not less than the present value of accrued benefits under the prior plan formula.

The prior plan formula is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35. Under the prior plan formula, the present value of accumulated benefits at December 31, 2008 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, (2) 20% of the executives will receive their payments in the form of a life annuity and 80% of executives will receive their payments in the form of a 50% joint & survivor annuity, and (3) the present value of annuity benefits is based on an interest rate assumption of 6.25% and the RP 2000 generational mortality table (which is the mortality table assumption from the plan’s most recent financial statement disclosure).

The Normal Retirement Age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula may elect to commence his or her benefit immediately following termination of employment if the lump sum value of the benefit is under $15,000. Otherwise, the participant can commence his or her benefit at age 55, providing he or she has ten years of service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65.

A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the NEOs are 100% vested.

If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity. In addition to the normal forms of payment described above, there are other optional forms of payment (lump sum and annuity) all of which are actuarially equivalent to the life annuity.

The Executive Pension Plan

Eligible employees may generally begin participating in the Executive Pension Plan on January 1st or July 1st after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under IRC Section 401(a)(17) (which was $230,000 for 2008). Eligible compensation under this plan generally includes payments such as base salary, ESTIP Awards, bonuses and sales commission, if applicable. Eligible compensation also includes amounts deferred under the ADC Plan in the year deferred.

For participants who are covered under the prior plan formula, eligible compensation was capped for 2008 at $365,000 and this cap is adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula is not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also apply to the Executive Pension Plan.

Messrs. Pollock, Peninger, Mergelmeyer and Hamm and Ms. Silvester are covered under the prior plan formula. Mr. Camacho was covered under the current plan formula.

A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at Normal Retirement Age, recognizing all eligible compensation (not subject to the IRC Section 401(a)(17) limit) reduced by the benefit payable under the Pension Plan (which is subject to the IRC Section 401(a)(17) limit). The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under IRC Section 409A. Service covered under each of these formulas begins with participation in the Executive Pension Plan and has no limit.

A participant becomes vested in the benefits under the Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. All of the NEOs are currently 100% vested in their Executive Pension Plan benefit.

The present value of the accumulated benefits under this plan uses the same assumptions and methodologies as the Assurant Pension Plan described above, except that under the prior plan formula the Executive Pension is only paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits at December 31, 2008 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings as of December 31, 2008 offset by the Assurant Pension Plan Benefits. For prior plan benefits, the present value of accumulated benefits at December 31, 2008 is based on the benefit produced under the prior plan’s formula converted to a lump sum payment1 at the plan’s Normal Retirement Age of 65.

[1]	The lump sum conversion basis at retirement consists of the greater of an interest rate of 4.25% and the 1994 Group Annuity Mortality Table and a blend of segmented high-quality corporate bond rates and 30 year treasury rates using the mortality required by Internal Revenue Code Section 4.17(e), as updated by the Pension Protection Act of 2006 (“PPA”). Accordingly, the lump sum values shown are based on December monthly bond segment rates of 6.72% for years 0-5, 7.12% for years 5-20 and 6.36% for years 20+ and an assumed 30-year treasury securities rate of 4.25%. The present value of the lump sum payment is determined using a pre-retirement interest rate of 6.29%.

The SERP

To participate in the SERP, an executive is nominated by the Company and approved by the Committee. Under the SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a “Target Benefit” that is offset by the participant’s benefit payable from the Pension Plan, the Executive Pension Plan and the participant’s estimated Social Security benefit. Mr. Camacho had an additional offset which was actuarially equal to the payment he could have received from his Severance Agreement with American Bankers Insurance Group.

The Target Benefit is equal to 50% of the participant’s eligible compensation multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service at termination, and whose denominator is equal to 240. After 20 years of credited service and turning age 60 or 62, as applicable, a participant will earn a full 50% benefit under the SERP payable as a life annuity. Eligible compensation under the SERP includes the participant’s most recent base salary plus the target ESTIP Award approved by the Committee. Generally, credited service is based on the participant’s years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the SERP at the discretion of the Committee.

In 2006, based on a study of the market practice, the Committee approved a change to the Normal Retirement Age from age 60 to age 62. This change is effective only for participants joining the SERP during 2007 or later. Since Mr. Mergelmeyer was approved for participation in the SERP effective on or after January 1, 2007, the change in Normal Retirement Age applies to him.

A participant is 0% vested in any of his or her benefits under the SERP until the second anniversary of the date he or she commences participation in the plan. On the second anniversary of participation, the participant vests in the SERP benefit at the rate of 3% for each month of employment thereafter with the Company. A participant will automatically become 100% vested in his or her SERP benefit in the event of death or disability. If a participant’s employment is terminated for cause, as defined in the SERP, or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers, then the participant will forfeit any remaining SERP benefits.

For grandfathered benefits, the participant may commence his or her vested SERP benefit at any time following termination as elected by the participant in his or her Joinder Agreement. If the participant commences his or her benefit prior to Normal Retirement Age then the SERP benefit will be reduced on an actuarially equivalent basis from Normal Retirement Age to the date the benefit actually commences. Similar to the Pension Plan, if the participant works beyond his or her Normal Retirement Age, his or her benefit will be calculated as the greater of his or her benefit at Normal Retirement Age actuarially increased to the date of retirement or calculated using continued accruals through the date of retirement.

For benefits earned or vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

For benefits earned and vested as of December 31, 2004, the default form of payment under the SERP is a single lump sum payment that is the actuarial equivalent of the SERP benefit payable as a life annuity. The participant may also elect to have his or her SERP benefit paid in any optional benefit form permitted under the Pension Plan. Similar to the lump sum payment, each of these optional forms are the actuarial equivalent of the SERP benefit. A participant may elect to change the date on which the SERP benefit will commence up until one year prior to the participant’s termination date. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.

Messrs. Pollock, Peninger, Camacho and Hamm and Ms. Silvester are 100% vested in their SERP benefit. Mr. Mergelmeyer is 0% vested in his SERP benefit. Messrs. Pollock, Peninger, Hamm and Ms. Silvester have

20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs, except Ms. Silvester, have attained Normal Retirement Age as of fiscal year end 2008; therefore, if they terminate employment, their SERP benefit would be actuarially reduced to their respective ages.

The present value of the accumulated benefits at December 31, 2008 was determined based on the December 31, 2008 accrued benefit using the base salary, target ESTIP Award and credited service at December 31, 2008. For Mr. Camacho, the present value of his accumulated benefits reflects an additional offset of the retirement payment he could have received from his Severance Agreement with American Bankers Insurance Group. The present value of the accumulated benefits at December 31, 2008 is determined assuming the following: (1) the executives will retire from Assurant at the plan’s Normal Retirement Age, except for Ms. Silvester who is assumed to retire at age 62 pursuant to her Joinder Agreement; (2) the executives will receive their benefits in accordance with their current form of payment elections stated in their Joinder Agreements;2 (3) For Messrs. Pollock and Peninger’s grandfathered benefits earned and vested as of December 31, 2004, the present value of the annuity benefits is determined using an interest rate of 6.29% and the RP 2000 generational mortality table; and (4) the present value of single lump sum benefits is determined using an interest rate of 6.29% to the retirement date and a lump sum conversion factor3 at retirement.

Number of Years of Credited Service

The number of years of credited service varies between plans for the following reasons. Eligibility for the Pension Plan and Executive Pension Plan is based on a one year waiting period from date of hire and results in the same amount of credited service under both plans. Eligibility under the SERP generally recognizes all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not be recognized under the SERP at the discretion of the Committee. Mr. Pollock and Camacho both have prior service that was not recognized.

For purposes of determining the amount of benefits payable under the SERP, the credited service is capped at 20 years. Actual years of service with the Company may be greater.

[2]	For grandfathered benefits earned and vested as of December 31, 2004, Messrs. Pollock and Peninger have elected annuity forms of payment and Ms. Silvester and Mr. Camacho have elected a single lump sum form of payment. For benefits earned or vested after December 31, 2004, the only form of payment available to executives is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.
[3]	The lump sum conversion basis at retirement for Ms. Silvester is based on a blend of segmented high-quality corporate bond rates and 30 year treasury rates. For Messrs. Camacho, Mergelmeyer and Hamm the lump sum values shown are based on December monthly bond segment rates of 6.72% for years 0-5, 7.12% for years 5-20 and 6.36% for years 20+. The mortality is based on the IRC Section 417(e) mortality table prescribed by PPA. The PPA has modified the required lump sum conversion basis to be based on segmented high quality corporate bond rates instead of 30 year treasury rates. PPA provides a 5 year phase-in period for this change in interest rate basis where a blend of the segmented corporate bond rates and 30 year treasury rates will be used for payments through 2011. Therefore, the lump sum conversion basis for those participants who attain their normal retirement date after 2011 is solely based on the segmented high-quality corporate bond rates.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Company currently maintains the Assurant Deferred Compensation Plan (the “ADC Plan”), which provides for the deferral of compensation on a basis that is not tax-qualified. The Assurant Investment Plan (the “AIP”) and the American Security Insurance Company Investment Plan (the “ASIC Plan”), which were frozen in December 2004, were predecessors of the ADC Plan in which some NEOs may still have balances that can be withdrawn. The Executive 401(k) Plan is a defined contribution plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

for Fiscal Year 2008

Name	Plan	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY1,2 ($)		Aggregate Earnings in Last FY1 ($)	Aggregate Withdrawals/ Distributions[3] ($)	Aggregate Balance at Last FYE[1] ($)
(a)		(b)		(c)		(d)	(e)	(f)
J. Kerry Clayton	ADC Plan	0		0	[4]	0	0	0
	AIP	0	[5]	0	[5]	(60,517)	2,780,643	4,642,844
	Executive 401(k)	0	[5]	0		0	0	0
	TOTAL	0		0		(60,517)	2,780,643	4,642,844
Robert B. Pollock	ADC Plan	237,575		0	[4]	(74,382)	0	1,717,624
	AIP	0	[5]	0	[5]	(763,529)	5,115,664	272,265
	Executive 401(k)	0	[5]	105,834		(154,682)	0	1,017,515
	TOTAL	237,575		105,834		(992,593)	5,115,664	3,007,404
Michael J. Peninger	ADC Plan	0		0	[4]	0	0	0
	AIP	0	[5]	0	[5]	(156,594)	621,210	951,574
	Executive 401(k)	0	[5]	71,960		8,130	0	393,052
	TOTAL	0		71,960		(148,464)	621,210	1,344,626
Philip Bruce Camacho	ADC Plan	0		0	[4]	0	0	0
	AIP	0	[5]	0	[5]	0	0	0
	Executive 401(k)	0	[5]	28,351		(64,643)	0	455,368
	TOTAL	0		28,351		(64,643)	0	455,368
Lesley Silvester	ADC Plan	347,225		0	[4]	(155,945)	179,297	718,204
	AIP	0	[5]	0	[5]	(882)	0	0
	Executive 401(k)	0	[5]	74,949		(129,970)	0	469,824
	TOTAL	347,225		74,949		(286,797)	179,297	1,188,028
Gene Mergelmeyer	ADC Plan	467,490		0	[4]	(138,642)	0	840,124
	ASIC Plan	0	[5]	0	[5]	(6,263)	0	531,847
	Executive 401(k)	0	[5]	57,492		1,552	0	261,229
	TOTAL	467,490		57,492		(143,353)	0	1,633,200
Donald Hamm	ADC Plan	339,263		0	[4]	(88,644)	258,088	1,098,835
	AIP Plan	0	[5]	0	[5]	0	0	0
	Executive 401(k)	0	[5]	43,190		35,943	0	340,971
	TOTAL	339,263		43,190		(52,701)	258,088	1,439,806

[1]

The amounts in column (c) were reported as compensation in the last completed fiscal year in the “All Other Compensation” column of the Summary Compensation Table as follows: for Mr. Clayton, $0 in Company contributions to the Executive 401(k) (Mr. Clayton was not entitled to receive this benefit in 2008 since he declined a salary); for Mr. Pollock, $105,834 of Company contributions to the Executive 401(k); for Mr. Peninger, $71,960 of Company contributions to the Executive 401(k); for Mr. Camacho, $28,351 of Company contributions to the Executive 401(k); for Ms. Silvester, $74,949 of Company contributions to the Executive 401(k); for Mr. Mergelmeyer, $57,492 of Company contributions to the Executive 401(k) and for Mr. Hamm, $43,190 of Company contributions to the Executive 401(k).

The NEOs’ Aggregate Earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, ASIC Plan and AIP, as applicable, represent the capital gains or losses on investments in publicly available mutual funds, interest and dividends held in the plans during 2008. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k), the aggregate earnings represent capital gains or losses, interest and dividends on the aggregate balance during 2008. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.

The amounts in column (f) are as follows:

For the ADC Plan, the following amounts that are part of the totals in column (f) were also reported as compensation in the “Non-Equity Incentive Pay Compensation” column of the Summary Compensation Table for the 2006 and 2007 fiscal years, as applicable: for Mr. Pollock, $676,519 for 2006 and $237,575 for 2007; for Ms. Silvester, $342,299 for 2006 and $347,225 for 2007; and for Mr. Hamm, $536,028 for 2006.

For the AIP or ASIC Plan, no contributions could have been made during the fiscal year 2008 since both plans have been frozen since December 2004.

For the Executive 401(k), the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the 2006 and 2007 fiscal years, as applicable: for Mr. Clayton, $104,444 in Company contributions to the Executive 401(k) for 2006; for Mr. Pollock, $121,749 of Company contributions to the Executive 401(k) for 2006 and $138,463 for 2007; for Mr. Peninger, $80,275 of Company contributions to the Executive 401(k) for 2007; for Mr. Camacho, $100,436 of Company contributions to the Executive 401(k) for 2006 and $101,956 for 2007; for Ms. Silvester, $62,054 of Company contributions to the Executive 401(k) for 2006 and $65,422 for 2007; and for Mr. Hamm, $50,986 of Company contributions to the Executive 401(k) for 2006.

[2]

The Executive 401(k) amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (7% of eligible compensation in excess of the limit under IRC Section 401(a)(17)) that was made in February 2009.

[3]

In 2008, the Company reimbursed ADC and AIP/ASIC Plan participants for administrative fees charged over several years to certain participants’ accounts by a former third party administrator. These amounts are not reflected in column (e). The Company reimbursed the following amounts to the applicable NEOs: Mr. Clayton, $47,165; Mr. Pollock, $49,040; Mr. Peninger, $7,759; Ms. Silvester, $14,111 and Mr. Mergelmeyer, $3,434.

[4]	The Company does not currently make any contributions to the ADC Plan.

[5]

Since the AIP and ASIC Plan have both been frozen since December 2004, no contributions could have been made during fiscal year 2008. The Executive 401(k) Plan does not provide for participant contributions.

Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

The ADC Plan

The ADC Plan allows its participants to defer current compensation on a pre-tax basis. Contributions to the ADC Plan are eligible to receive tax deferred earnings. The plan is a nonqualified plan that is not subject to the IRC limitations that apply to tax qualified plans. Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company. The ADC Plan is offered to employees who receive long term equity awards and earn at least $125,000 in annual base salary or are reasonably expected to have a total annual compensation (base salary, commissions, and bonuses) of at least $200,000 and to all members of the Board of Directors.

Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to the Board of Directors) director fees to be earned in the following year. Incentive payments include the annual ESTIP Awards paid and any other non-base salary cash compensation paid to participants under any other incentive plan or bonus arrangement of the Company relating to services performed during any calendar year, including but not limited to, commissions, special incentives or bonuses, lump sum change of control payments and eligible severance payments. Long term incentive awards are not eligible for deferral.

Participants may defer no more than 50% of annual base salary and may defer up to a 100% of annual incentive payments and director fees. A participant is at all times 100% vested in his or her deferral account.

The participants select among various publicly available mutual funds in which to invest the deferred compensation on a tax deferred basis. Each deferral amount is credited to an account on the books of the Company. That account is then credited with earnings and losses based on the performance of the mutual funds. Participants have the ability to change their investment elections. Currently, the Company does not provide any above market earnings or preferential earnings to the participants.

Each deferral must remain in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. In order to make withdrawals from the ADC Plan, the participant, at the time of election of deferrals, must irrevocably elect to receive a future fixed date payout. This provides for deferrals to be made payable within 60 days of July 1 of the plan year specified. Each fixed date payout will be a lump sum payment in an amount that is equal to the selected portion of that year’s deferral amount. Participants also have the choice to divide their plan year deferrals into 25% increments and to make different fixed date payout elections for each such portion. At the time of deferral, the participant may irrevocably elect to receive payments subject to the fixed date payout election at the earlier of the specified July 1 fixed date payout date or his or her termination, or, instead to receive such amounts at the specified July 1 fixed date payout date regardless of any intervening termination.

Upon voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator. Payments are made as soon as practicable following the close of the calendar quarter in which the termination takes place. As a result of IRC Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.

The AIP

Prior to the establishment of the ADC Plan in 2005, the NEOs (except Mr. Mergelmeyer) were eligible to participate in the AIP. The AIP provided key employees the ability to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. The Company did not provide any above market earnings or preferential earnings to the participants. The AIP was frozen in December 2004. Since then, participants have been able to withdraw from the AIP and have the ability to change their investment elections but any new deferrals of compensation have been made through the ADC Plan.

After termination, each of the NEOs has five or ten years to withdraw his or her money from the AIP. If the participant did not sign a non-competition and non-solicitation provision, he or she has up to two years to withdraw money from the AIP if he or she terminates employment or five years in the case of death, disability or retirement. If the participant did sign a non-competition and non-solicitation provision, he or she has up to five years to withdraw in the case of termination, or ten years in the case of death, disability or retirement.

The ASIC Plan

Prior to the establishment of the ADC Plan in 2005, executives at one of our subsidiaries (including Mr. Mergelmeyer), American Security Insurance Company, were eligible to participate in the ASIC Plan, a mirror plan of the AIP. The ASIC Plan provided key employees the ability to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. The Company did not provide any above market earnings or preferential earnings to the participants. Along with the AIP, the ASIC Plan was frozen in December 2004. Since then, participants have been able to withdraw from the ASIC Plan and have the ability to change their investment elections but any new deferrals of compensation have been made through the ADC Plan.

After termination, each of the NEOs has five or ten years to withdraw his or her money from the ASIC Plan. If the participant did not sign a non-competition and non-solicitation provision, he or she has up to two years to withdraw money from the ASIC Plan if he or she terminates employment or five years in the case of death, disability or retirement. If the participant did sign a non-competition and non-solicitation provision, he or she has up to five years to withdraw in the case of termination, or ten years in the case of death, disability or retirement.

The Executive 401(k) Plan

Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under IRC Section 401(a)(17). Eligible compensation under this plan generally includes recurring payments such as base salary, ESTIP Awards, sales commission and amounts deferred under the ADC Plan in the year deferred.

The Company makes an annual contribution for each participant in this plan equal to 7% of eligible compensation in excess of the IRC Section 401(a)(17) limit (which was $230,000 for 2008). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant retires, becomes totally disabled, dies or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in work force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These contributions are credited with earnings and losses based on the performance of the mutual funds. Currently, the Company does not provide any above market earnings or preferential earnings to the participants.

For the NEOs, eligibility for retirement under the Executive 401(k) is based upon reaching age 55 and completing ten years of service. Ms. Silvester meets the retirement criteria under this plan. Please see footnote 6 of the Summary Compensation Table for quantification of Company contributions to the Executive 401(k) Plan in 2008.

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. The lump sum represents the accumulated value of Company contributions and deemed earnings and losses. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.

A participant becomes vested in the benefits under the Executive 401(k) Plan after three years of service. All of the NEOs are currently 100% vested in their Executive 401(k) Plan benefit.

Potential Payments Upon Termination or Change of Control

The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances enumerated below on December 31, 2008.

Potential Payments upon Termination or Change of Control Table

Name	Payout if Terminated Voluntarily 12/31/08 (Not Retirement)[1]	Payout if Terminated Voluntarily 12/31/08 (Retirement)[1]	Payout if Terminated Involuntarily 12/31/08[2]		Payout if Terminated Upon Change in Control 12/31/08		Payout if Terminated Upon Death 12/31/08	Payout if Terminated Upon Disability 12/31/08
	(a)	(b)	(c)		(d)		(e)	(f)
J. Kerry Clayton[3]
Compensation
Base Salary	—	—	—		—		—	—
STIP Award	—	—	—		—		—	—
Long Term Incentive Program
SARs: Unvested and Accelerated	—	—	—		—		—	—
Restricted Stock: Unvested and Accelerated	—	—	—		—		—	—
Benefits and Perquisites
Executive Pension Plan	—	—	—		—		—	—
SERP	—	—	—		—		—	—
Executive 401(k) Plan	—	—	—		—		—	—
Welfare Benefit Lump Sum	—	—	—		—		—	—
Severance	—	—	—		—		—	—
Outplacement	—	—	—		—		—	—
Gross Up on Excise Taxes	—	—	—		—		—	—
TOTAL	—	—	—		—		—	—

Robert B. Pollock
Compensation
Base Salary	$0	—	$0		$0		$0	$0
STIP Award	$0	—	$0		$1,425,000		$0	$0
Long Term Incentive Program
SARs: Unvested and
Accelerated[4]	$0	—	$0		$0		$0	$0
Restricted Stock: Unvested and Accelerated[5]	$0	—	$0		$501,960		$206,400	$206,400
Benefits and Perquisites
Executive Pension Plan[6]	$333,070	—	$333,070		$333,070		$306,425	$333,070
SERP[7]	$9,514,888	—	$9,514,888		$11,935,356	[8]	$10,302,167	$9,514,888
Executive 401(k) Plan[9]	$1,017,515	—	$1,017,515		$1,017,515		$1,017,515	$1,017,515
Welfare Benefit Lump Sum[10]	$0	—	$0	[11]	$26,630		$0	$0
Severance	$0	—	$0	[11]	$7,125,000		$0	$0
Outplacement	$0	—	$0	[11]	$25,000	[12]	$0	$0
Gross Up on Excise Taxes	—	—	—		$0		—	—
TOTAL	$10,865,473	—	$10,865,473		$22,389,531		$11,832,507	$11,071,873

Name	Payout if Terminated Voluntarily 12/31/08 (Not Retirement)[1]		Payout if Terminated Voluntarily 12/31/08 (Retirement)[1]		Payout if Terminated Involuntarily 12/31/08[2]		Payout if Terminated Upon Change in Control 12/31/08		Payout if Terminated Upon Death 12/31/08		Payout if Terminated Upon Disability 12/31/08
	(a)		(b)		(c)		(d)		(e)		(f)
Michael J. Peninger
Compensation
Base Salary	$0		—		$0		$0		$0		$0
STIP Award	$0		—		$0		$400,000		$0		$0
Long Term Incentive Program
SARs: Unvested and
Accelerated[4]	$0		—		$0		$0		$0		$0
Restricted Stock: Unvested and Accelerated[5]	$0		—		$0		$489,120		$77,220		$77,220
Benefits and Perquisites
Executive Pension Plan[6]	$271,434		—		$271,434		$271,434		$250,805		$271,434
SERP[7]	$3,073,891		—		$3,073,891		$3,909,140	[8]	$3,411,522		$3,073,891
Executive 401(k) Plan[9]	$393,052		—		$393,052		$393,052		$393,052		$393,052
Welfare Benefit Lump Sum[10]	$0		—		$0	[11]	$28,812		$0		$0
Severance	$0		—		$0	[11]	$2,700,000		$0		$0
Outplacement	$0		—		$0	[11]	$25,000	[12]	$0		$0
Gross Up on Excise Taxes	—		—		—		$1,418,737		—		—
TOTAL	$3,738,377		—		$3,738,377		$9,635,295		$4,132,599		$3,815,597

Philip Bruce Camacho
Compensation
Base Salary	$0		—		$0		$0		$0		$0
STIP Award	$0		—		$0		$0		$0		$0
Long Term Incentive Program
SARs: Unvested and Accelerated[4]	$0		—		$0		$0		$0		$0
Restricted Stock: Unvested and Accelerated[5]	$0		—		$0		$105,570		$64,020		$64,020
Benefits and Perquisites
Executive Pension Plan[6]	$745,840		—		$745,840		$745,840		$762,387		$745,840
SERP[7]	$967,996	[13]	—		$967,996	[13]	$2,752,363	[8]	$650,496	[13]	$1,285,496	[13]
Executive 401(k) Plan[9]	$455,368		—		$455,368		$455,368		$455,368		$455,368
Welfare Benefit Lump Sum[10]	$0		—		$0	[11]	$29,325		$0		$0
Severance	$0		—		$0	[11]	$1,905,024	[14]	$0		$0
Severance Agreement with American Bankers Insurance Group	$635,000	[15]	—		$635,000		$0	[14]	$952,500		$317,500
Outplacement	$0		—		$0	[11]	$25,000	[12]	$0		$0
Gross Up on Excise Taxes	—		—		—		$0		—		—
TOTAL	$2,804,204		—		$2,804,204		$6,018,490		$2,884,771		$2,868,224

Lesley Silvester
Compensation
Base Salary	—		$0		$0		$0		$0		$0
STIP Award	—		$0		$0		$425,000		$0		$0
Long Term Incentive Program
SARs: Unvested and Accelerated[4]	—		$0		$0		$0		$0		$0
Restricted Stock: Unvested and Accelerated[5]	—		$27,570		$27,570		$155,970		$70,380		$70,380
Benefits and Perquisites
Executive Pension Plan[6]	—		$410,490		$410,490		$410,490		$379,498		$410,490
SERP[7]	—		$5,225,603		$5,225,603		$5,225,603	[8]	$5,228,190		$5,225,603
Executive 401(k) Plan[9]	—		$469,824		$469,824		$469,824		$469,824		$469,824
Welfare Benefit Lump Sum[10]	—		$0	[11]	$0	[11]	$20,058		$0		$0
Severance	—		$0	[11]	$0	[11]	$2,775,000		$0		$0
Outplacement	—		$0	[11]	$0	[11]	$25,000	[12]	$0		$0
Gross Up on Excise Taxes	—		—		—		$0		—		—
TOTAL	—		$6,133,487		$6,133,487		$9,506,945		$6,147,892		$6,176,297

	Payout if Terminated Voluntarily 12/31/08 (Not Retirement)[1]	Payout if Terminated Voluntarily 12/31/08 (Retirement)[1]	Payout if Terminated Involuntarily 12/31/08[2]		Payout if Terminated Upon Change in Control 12/31/08		Payout if Terminated Upon Death 12/31/08	Payout if Terminated Upon Disability 12/31/08
	(a)	(b)	(c)		(d)		(e)	(f)
Gene Mergelmeyer
Compensation
Base Salary	$0	—	$0		$0		$0	$0
STIP Award	$0	—	$0		$380,000		$0	$0
Long Term Incentive Program
SARs: Unvested and
Accelerated[4]	$0	—	$0		$0	[16]	$0	$0
Restricted Stock: Unvested and Accelerated[5]	$0	—	$0		$0	[16]	$130,620	$130,620
Benefits and Perquisites
Executive Pension Plan[6]	$115,145	—	$115,145		$115,145		$105,392	$115,145
SERP[7]	$0	—	$0		$1,884,477	[8]	$1,195,648	$1,195,648
Executive 401(k) Plan[9]	$261,229	—	$261,229		$261,229		$261,229	$261,229
Welfare Benefit Lump Sum[10]	$0	—	$0	[11]	$24,522		$0	$0
Severance	$0	—	$0	[11]	$2,565,000		$0	$0
Outplacement	$0	—	$0	[11]	$25,000	[12]	$0	$0
Gross Up on Excise Taxes	—	—	—		$1,809,094		—	—
TOTAL	$376,374	—	$376,374		$7,064,467		$1,692,889	$1,702,642

Donald Hamm
Compensation
Base Salary	$0	—	$0		$0		$0	$0
STIP Award	$0	—	$0		$400,000		$0	$0
Long Term Incentive Program
SARs: Unvested and
Accelerated[4]	$0	—	$0		$0	[16]	$0	$0
Restricted Stock: Unvested and Accelerated[5]	$0	—	$0		$0	[16]	$64,350	$64,350
Benefits and Perquisites
Executive Pension Plan[6]	$248,548	—	$248,548		$248,548		$229,783	$248,548
SERP[7]	$3,490,596	—	$3,490,596		$4,124,767	[8]	$3,490,596	$3,490,596
Executive 401(k) Plan[9]	$340,971	—	$340,971		$340,971		$340,971	$340,971
Welfare Benefit Lump Sum[10]	$0	—	$0	[11]	$22,496		$0	$0
Severance	$0	—	$0	[11]	$2,700,000		$0	$0
Outplacement	$0	—	$0	[11]	$25,000	[12]	$0	$0
Gross Up on Excise Taxes	—	—	—		$0		—	—
TOTAL	$4,080,115	—	$4,080,115		$7,861,782		$4,125,700	$4,144,465
[1]

As of December 31, 2008, Ms. Silvester met the requirements to be considered “retired” by the Company (age 55 with 10 years of service). Therefore, if Ms. Silvester were to have terminated her employment voluntarily, it would have been considered a retirement and column (a) “Payout if Terminated Voluntarily (Not Retirement)” is inapplicable to Ms. Silvester. Since none of the other NEOs qualify for retirement, the column entitled “Payout if Terminated Voluntarily (Retirement)” is inapplicable to them.

[2]

The values in this column reflect involuntary termination not for cause. In the event of involuntary termination for cause, the same amounts would be payable except as follows: (1) the NEOs would not receive a SERP payment and (2) Mr. Camacho would also not have received any payment under his Severance Agreement with American Bankers Insurance Group.

[3]

Mr. Clayton retired at the end of April 2006 and received previously disclosed payouts. In July 2007, he returned as Interim President and CEO but declined compensation for his service. After he left the Company at the end of February 2008, Mr. Clayton continued to receive retirement benefits under the SERP ($64,219 per month) and effective March 1, 2008, he began receiving benefits under the Pension Plan ($3,930 per month).

[4]

These amounts assume an exercise date of December 31, 2008 and are based on the closing stock price of $30. These amounts also reflect accelerated vesting in the event of a change of control and pro-rata vesting in the event of death or disability. Pro-rata vesting in the event of retirement only applies to awards granted prior to 2007.

[5]

These amounts assume accelerated vesting of all unvested restricted stock on December 31, 2008 based on the closing stock price of $30. These amounts also reflect accelerated vesting in the event of a change of control and pro-rata vesting in the event of death or disability. Pro-rata vesting in the event of retirement only applies to awards granted prior to 2007.

[6]	Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with IRC Section 409A).

[7]	SERP payments are all shown as the present value of the retirement benefit.

[8]

Upon a change of control (under the SERP), participants are granted 3 additional years of benefit service (capped at 20 years) and are considered 3 years older. The amounts in this column represent the present value of the SERP benefit under these conditions.

[9]

This amount includes the Company contribution to the Executive 401(k) Plan which was made in February 2009 since that amount would have been payable to an NEO if he or she terminated his or her employment on December 31, 2008.

[10]

This represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2008 for 18 months based on the individual’s benefit election (in accordance with IRC Section 409A).

[11]

Although no agreements exist with respect to the exact severance amounts an NEO would receive upon voluntary termination (retirement) or involuntary termination (other than Mr. Camacho’s previous Severance Agreement with American Bankers Insurance Group), the Company may consider paying discretionary severance amounts (including a welfare benefit lump sum and costs of outplacement services) depending on the facts and circumstances of the NEO’s termination.

[12]	This represents the Company’s best estimate of the costs of outplacement services for an NEO.

[13]

Under the terms of the SERP Joinder Agreement, in these circumstances Mr. Camacho’s benefit was offset by the payment he was entitled to under his Severance Agreement with American Bankers Insurance Group.

[14]	If Mr. Camacho’s employment had been terminated upon a change of control on December 31, 2008, his Change of Control Agreement with Assurant, Inc. would have governed.

[15]

Based on the terms of Mr. Camacho’s Severance Agreement with American Bankers Insurance Group, Mr. Camacho could have received this amount if the Company decreased Mr. Camacho’s base salary to a level less than 80% of the salary level in the prior year and he resigned after such a decrease. In fact, upon Mr. Camacho’s resignation on March 15, 2009, his Severance Agreement with American Bankers Insurance Group was superseded by his Separation Agreement with the Company.

[16]

The numbers in column (d) for Messrs. Mergelmeyer and Hamm are based on a hypothetical change of control of Assurant Specialty Property and Assurant Health, respectively. If a change of control of the Company had occurred, under the ALTIP, restricted stock awards and SARs would have accelerated and become exercisable. In that case, the value of the shares of restricted stock issued to Messrs. Mergelmeyer and Hamm would have been $296,580 and $147,330, respectively. The value of the SARs would not have changed.

Narrative to the Potential Payments Upon Termination or Change of Control Table

The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in the section entitled “Narrative to the Pension Benefits Table.” The material terms of the ADC Plan and the Executive 401(k) Plan are described in the section entitled “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.” Additional information on the ALTIP is described in the CD&A and the section entitled “Narrative to the Summary Compensation and Grants of Plan-Based Awards Tables.”

Accelerated and Pro-rated Vesting of Restricted Stock and SARs

For each of the NEOs, the ALTIP provided for accelerated vesting of restricted stock and SARs in the event of a change of control. In 2008, upon termination due to death or disability, NEOs were entitled to receive a pro-rata portion of their unvested ALTIP SARs and restricted stock. Pro-rata vesting upon retirement is discretionary for awards granted in 2007 and thereafter. The remaining unvested ALTIP SARs and restricted stock would be forfeited. Additionally, since Ms. Silvester meets eligibility standards for retirement, if she were to have left voluntarily or involuntarily, it would have been considered retirement and she would have received pro-rata vesting of restricted stock and SARs for awards granted prior to 2007.

The SERP

Messrs. Pollock, Peninger, Camacho and Hamm and Ms. Silvester are 100% vested in their SERP benefit. Mr. Mergelmeyer is 0% vested in his SERP benefit. Messrs. Pollock, Peninger and Hamm and Ms. Silvester have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs, except Ms. Silvester, have attained Normal Retirement Age as of fiscal year end 2008; therefore, if they terminated employment, their SERP benefit would have been actuarially reduced to their respective ages.

If there is a change of control with respect to the Company or operating segment, and within two years after the change of control a participant’s employment is terminated without cause or the participant terminates employment for good reason (as defined in the SERP), then (1) the participant will become 100% vested in his or her SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his or her target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to Normal Retirement Age will be calculated as though the participant was 36 months older than his or her actual age; and (4) the participant may receive his or her SERP benefit following a change of control at a time and in an optional form that is different than the time and optional form that he or she would receive under circumstances not related to a change of control. This election is specified in the participant’s Joinder Agreement and may not be changed up until one year prior to the participant’s termination date.

As of December 31, 2008, for grandfathered benefits (the benefit portion of the SERP that was earned and vested as of December 31, 2004), in the event of termination, Mr. Pollock had elected to take his SERP benefit at age 60 in the form of a 100% Joint and Survivor Annuity. Mr. Peninger had elected to take his SERP benefit in the form of a 100% Joint and Survivor Annuity as soon as practicable following termination and in accordance with IRC Section 409A. Ms. Silvester elected a lump sum at termination payable at age 62 as her form of payment. In the event of death, Messrs. Pollock and Peninger and Ms. Silvester had elected single lump sum payments. Messrs. Camacho, Mergelmeyer and Hamm do not have a grandfathered benefit earned and vested as of December 31, 2004.

For all of the NEOs, as of January 1, 2008, for benefits earned or vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity. Different forms of payment are no longer offered in the event of death, disability, or change of control.

If a participant commits a material breach of any covenants in his or her Joinder Agreement regarding non-competition, confidentiality, or non-solicitation of employees and customers, he or she will cease to be a participant in the SERP.

Methodology for Determining Executive Pension Plan and SERP Benefits Payable Upon Disability

For each of the NEOs, the Executive Pension Plan and SERP disability benefits are determined by assuming that the executive is disabled and terminates employment on December 31, 2008.

Under the Executive Pension Plan, the present value of these benefits is determined as of December 31, 2008 based on the lump sum value of the disability benefit assumed payable at termination. For Messrs. Pollock, Peninger, Mergelmeyer and Hamm and Ms. Silvester, the lump sum conversion basis at retirement is based on the greater of an interest rate of 4.25% and 1994 Group Annuity Mortality Table and a blend of segmented high-quality corporate bond rates and 30 year treasury rates. Accordingly, the lump sum values shown are based on monthly bond segment rates of 5.86% for years 0-5, 7.35% for years 5-20 and 6.88% for years 20+ and an assumed 30-year treasury securities rate of 4.25%. The mortality is based on the Internal Revenue Code Section 417(e) mortality table prescribed by the PPA. The present value of the lump sum payment is determined using a pre-retirement interest rate of 6.29%. For Mr. Camacho, the present value of his lump sum benefit would have been equivalent to his pension equity balance at termination.

Under the SERP, the present value of these benefits is determined as of December 31, 2008 assuming the executive will receive these benefits in accordance with the current form of payment election stated in their Joinder Agreements (discussed above). The present value of annuity benefits is determined using an interest rate of 6.29% and the RP 2000 generational mortality table and the present value of single lump sum benefits are determined using a lump sum conversion factor at retirement. The lump sum conversion basis at retirement is based on a blend of segmented high quality corporate bond rates and 30 year treasury rates. For Messrs. Peninger, Camacho, Mergelmeyer and Hamm and Ms. Silvester, the lump sum values shown are based on monthly bond segment rates of 5.86% for years 0-5, 7.35% for years 5-20 and 6.88% for years 20+ and an assumed 30-year treasury securities rate of 4.25%. The mortality is based on the Internal Revenue Code Section 417(e) mortality table prescribed by PPA.

Methodology for Calculating the Executive Pension Plan and SERP Benefits Payable Upon Death

For each of the NEOs, the Executive Pension Plan and SERP death benefits are determined assuming death on December 31, 2008.

Under the Executive Pension Plan, the present value is based on a lump sum benefit the beneficiary is entitled to immediately following the participant’s death. For Messrs. Pollock, Peninger, Mergelmeyer and Hamm and Ms. Silvester, this is calculated as the lump sum benefit of a 100% Joint and Survivor benefit. The lump sum conversion basis assuming December 31, 2008 death is based on the greater of an interest rate of 4.25% and 1994 Group Annuity Mortality Table and a blend of segmented high-quality corporate bond rates and 30 year treasury rates. Accordingly, the lump sum values shown are based on monthly bond segment rates of 5.86% for years 0-5, 7.35% for years 5-20 and 6.88% for years 20+ and an assumed 30-year treasury securities rate of 4.25%. The mortality is based on the Internal Revenue Code Section 417(e) mortality table prescribed by PPA. For Mr. Camacho, the lump sum benefit would have been equivalent to his pension equity balance.

Under the SERP, for grandfathered benefits (the benefit portion of the SERP that was earned and vested as of December 31, 2004), for Messrs. Pollock, Peninger and Ms. Silvester, this is calculated as the lump sum benefit of a 100% Joint and Survivor benefit. For benefits earned or vested after December 31, 2004, the present value is based on a lump sum benefit the beneficiary is entitled to immediately following the participant’s death. The lump sum conversion basis of their accrued benefit is based on a blend of segmented high-quality corporate bond rates and 30 year treasury rates. Accordingly, the lump sum values shown are based on monthly bond segment rates of 5.86% for years 0-5, and 7.35% for years 5-20 and 6.88% for years 20+ and an assumed 30-year treasury securities rate of 4.25%. The mortality is based on the Internal Revenue Code Section 417(e) mortality table prescribed by PPA.

The Executive 401(k) Plan

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.

Change of Control Agreements

The Company has entered into 2009 Change of Control Agreements (the “COC Agreements”) with each of the NEOs except Mr. Camacho. The COC Agreements generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive’s employment is terminated by the Company other than for cause (as defined in the COC Agreements) or disability (as defined in the COC Agreements), or by the executive for good reason (as defined in the COC Agreements), the executive would be entitled to receive, subject to the executive’s execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP award for the year in which the date of termination occurs, an amount of cash severance equal to three times the sum of the executive’s annual base salary plus target ESTIP Award, continued welfare benefits for the 18-month period following the date of termination, and outplacement benefits.

In addition, in the event that the executive is subject to the so-called “golden parachute” excise tax under IRC Section 4999, the executive will be entitled to receive an additional payment such that the executive is placed in the same after-tax position as if no excise tax had been imposed. However, if the executive’s change of control payments exceed the maximum amount that the executive could receive without being subject to the tax by five percent or less, then the executive will not receive the gross-up payment and instead the executive’s change of control payments will be reduced to the maximum amount that the executive can receive without being subject to the tax.

Termination in Anticipation of a Change of Control. If an executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or anticipation of a change of control, then the executive will be entitled to the severance and other benefits described above.

Funding of Severance Payment Obligations. Within five business days of the executive’s date of termination after a change of control, the Company must establish and fund a trust in an amount of cash equal to the amount of the severance payments (including any gross-up payment described above) to which the executive is entitled.

Definition of “Change of Control”. For purposes of the agreements, change of control is defined to mean:

•

a change in a majority of the Company’s Board of Directors (the “Incumbent Board”) excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;

•

an acquisition by an individual, entity or a group of 30% or more of the Company’s Common Stock or voting securities (excluding an acquisition directly from the Company, by the Company, by an employee benefit plan of the Company or pursuant to a transaction described immediately below);

•

consummation of a merger, consolidation or similar transaction, or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 60% or more of the stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination;

•	stockholder approval of a complete liquidation or dissolution of the Company; or

•

for the NEOs who are officers of an operating division of the Company only (which include Messrs. Mergelmeyer and Hamm), the sale or other disposition of the companies, assets or businesses comprising the division having (A) book value equal to at least 70% of the book value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; or (B) market value equal to at least 70% of the market value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; provided, that neither an initial public offering of some or all of the division nor a spin-off to the Company’s stockholders of some or all of the companies or business divisions comprising the division (or a transaction having a similar effect) shall constitute a change of control.

Non-Competition and Non-Solicitation. Under the COC Agreements, executives may not engage in activity competitive with the Company (including as an employee or officer of a competitor) or solicit customers of the Company during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the executive’s employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the executive’s employment is terminated by the Company for cause or by the executive without good reason, the non-competition period will expire six months after the date of termination. If the executive’s employment is terminated by the Company without cause or by the executive for good reason, the non-competition period will expire on the date of termination.

Executives also may not employ or offer to employ officers or employees of the Company or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the executive’s employment.

Prior to March 15, 2009, Mr. Camacho also had a Severance Agreement with American Bankers Insurance Group, one of our subsidiaries. According to this agreement, if Mr. Camacho had terminated his employment with the Company because of retirement (as determined in accordance with normal Company policies) or death, then Mr. Camacho would have received a severance payment equal to 150% of his then-current salary, defined as his salary for the 12 months preceding the severance, excluding any bonus or deferred compensation. If Mr. Camacho’s employment had been terminated because of disability, he would have received a severance payment equal to 50% of his then-current annual salary, as defined above. If either Mr. Camacho’s employment were terminated without cause (as defined in the agreement), or Mr. Camacho terminated employment after a decrease in his base salary to a level less than 80% of the level for any prior year, he would have received a severance payment equal to 100% of his then-current annual salary, as defined above. In each case, the severance benefit would have been paid in a lump sum on the fifth business day following termination of employment.

Amounts Previously Earned and Payable Regardless of Termination or Change of Control

The amounts reflected in the Potential Payments Upon Termination or Change of Control Table show payments that the NEOs could only receive in the event of termination or change of control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change of control. These amounts include vested and unexercised SARs and deferred compensation balances held in the AIP, ASIC Plan and/or ADC Plan. The vested and unexercised SARs amounts below (except for Mr. Clayton) assume a vesting date of December 31, 2008, an exercise date of December 31, 2008 and a base price of $30.00.

The following amounts would have been available on December 31, 2008 for withdrawal or exercise by the NEOs regardless of termination or change of control: for Mr. Pollock, $2,630,933 in vested and unexercised SARs, $272,265 from the AIP, and $1,717,624 from the ADC Plan; for Mr. Peninger, $683,374 in vested and unexercised SARs, and $951,574 from the AIP; for Mr. Camacho, $609,626 in vested and unexercised SARs; for Ms. Silvester, $9,132 in vested and unexercised SARs, and $718,204 from the ADC Plan; for Mr. Mergelmeyer, $66,562 in vested and unexercised SARs, $531,847 from the ASIC, and $840,124 from the ADC Plan; and for Mr. Hamm, $50,422 in vested and unexercised SARs, and $1,098,835 from the ADC Plan.

COMPENSATION OF DIRECTORS

The following table sets forth the cash and other compensation earned by (or accrued to) the members of the Board of Directors of Assurant for all services in all capacities during the fiscal year ended December 31, 2008.

Director Compensation Table for Fiscal Year 2008

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)[1]		Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)

(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)
Robert J. Blendon	77,000		60,053		10,896	0	—	0		147,949
Beth L. Bronner	116,500		60,053		10,896	0	—	0		187,449
Howard L. Carver	102,000		60,053		10,896	0	—	0		172,949
Juan N. Cento	82,250		60,053		10,896	0	—	0		153,199
Allen R. Freedman	104,500	[3]	60,053		10,896	0	—	0		175,449
David B. Kelso	118,500		60,053		10,896	0	—	0		189,449
Charles John Koch	88,750		60,053		10,896	0	—	0		159,699
H. Carroll Mackin	95,000	[3]	60,053		10,896	0	—	0		165,949
John M. Palms	107,917		85,103	[4]	10,896	0	—	67,500	[5]	271,416
Robert B. Pollock[6] Michel Baise[6]	0		0		0	0	—	0		0

[1]	The amounts reported in this column reflect the dollar amount recognized for financial statement purposes for the fiscal year ended December 31, 2008 in accordance with FAS123R.

The grant date fair value of the stock awards granted in 2008 equals the amount disclosed in column (c). The awards immediately vest on the date that they are granted. Therefore, the full amount is expensed in the year of grant.

As of December 31, 2008, the directors held the following aggregate number of outstanding stock awards subject to a five year holding period under the Directors Compensation Plan: for Ms. Bronner, 6,418 shares of Common Stock; for Dr. Blendon, 6,418 shares of Common Stock; for Mr. Carver, 6,418, shares of Common Stock; for Mr. Cento, 3,124 shares of Common Stock; for Mr. Freedman, 6,418 shares of Common Stock; for Mr. Kelso, 1,897 shares of Common Stock; for Mr. Koch, 4,700 shares of Common Stock; for Mr. Mackin, 6,418 shares of Common Stock; and for Dr. Palms, 6,418 shares of Common Stock. Dr. Palms also holds 2,013 shares of Common Stock awarded under the Assurant, Inc. 2004 Long Term Incentive Plan and subject to a five year holding period.

[2]	The amounts reported in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS123R.

The grant date fair value of the SARs granted in 2008 equals the amounts disclosed in column (d) and was estimated on the date of grant using the Black-Scholes option-pricing model. Expected volatilities for awards issued during the 12 months ended December 31, 2008 were based on the median historical stock price volatility of a peer group of insurance companies and implied volatilities from traded options on the Company’s stock. The average expected term for grants made during 2008 was based on an assumed termination rate and the assumption that a uniform percentage of outstanding grants would be exercised each year of the contractual term with the remaining grants exercised in the last year of the contractual term. The risk-free rate for periods within the contractual life of the option was based on the U.S. Treasury yield curve in effect at the time of grant.

2008
Expected Volatility	25.86% - 31.38%
Risk Free Interest Rates	1.90% - 3.02%
Dividend Yield	0.83%
Average Expected Life (Years)	3.70

The awards immediately vest on the date that they are granted. Therefore, the full amount is expensed in the year of grant.

As of December 31, 2008, the directors held the following aggregate number of outstanding SAR awards subject to a five year holding period under the Directors Compensation Plan: for Ms. Bronner, 6,418 SARs; for Dr. Blendon, 6,418 SARs; for Mr. Carver, 6,418 SARs; for Mr. Cento, 3,124 SARs; for Mr. Freedman, 6,418 SARs; for Mr. Kelso, 1,897 SARs; for Mr. Koch, 4,700 SARs; for Mr. Mackin, 6,418 SARs; and for Dr. Palms, 6,418 SARs.

[3]

This amount includes fees paid to each of Messrs. Freedman and Mackin in 2008 for service on the Board of Directors of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company.

[4]	This amount includes restricted stock having a fair market value of $25,050 made as a special award to Dr. Palms under the Assurant, Inc. 2004 Long Term Incentive Plan.

[5]	Dr. Palms’ All Other Compensation amount is comprised of a special award of $67,500 in recognition of his significant role as Chairman.

[6]

Mr. Pollock is not eligible to participate in the Directors Compensation Plan and did not receive any compensation for his services as a director. Mr. Baise served as a director until January 25, 2008. He was not eligible to participate in the Directors Compensation Plan and did not receive any compensation for his services as a director.

Narrative to the Director Compensation Table

The following is a brief description of our director compensation program and the information reported in the Directors Compensation Table.

Fees Earned or Paid in Cash

The Assurant Directors Compensation Plan, as amended in November 2007 and May 2008, provides for payment of an annual retainer to non-management directors of $40,000, payable in cash quarterly. Additional annual retainers are paid to the Chairman of the Board of Directors and committee members and Chairpersons as follows: Chairman of the Board of Directors: $7,500; Audit Committee: member $10,000, Chairperson $25,000; Compensation Committee: member $3,750, Chairperson $7,500; Corporate Governance and Nominating Committee: member $2,500, Chairperson $5,000; and Finance and Investment Committee: member $2,500, Chairperson $5,000. A pro-rated retainer is paid to any person who becomes a non-employee director other than by election at an annual meeting. The Directors Compensation Plan also provides for the payment of participation fees of $2,000 for each Board or Committee meeting attended and $500 for each Board or Committee conference call, but not more than $2,000 can be paid to a director for service on a single day. The Chairman of the Board of Directors or Chairperson of a committee may authorize the full meeting fee to be payable with respect to any extended conference call or any other special off-site meeting required as part of a director’s service. The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its Committees, and other Company functions where the director’s attendance is requested by our Chief Executive Officer. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred into the ADC Plan. The Company does not make any contributions or provide any preferential or above market earnings to the ADC Plan.

Stock Awards and SAR Awards

In addition to cash compensation, the Board of Directors has authorized that each non-employee director will receive, on the later of the effective date of the Directors Compensation Plan or the first date he or she becomes a non-employee director, an initial award of: (1) shares of our Common Stock having an aggregate fair market value on the grant date equal to $60,000; and (2) SARs with respect to that number of shares of Common Stock having an aggregate fair market value on the grant date equal to $60,000. On the day following each annual meeting of our stockholders, each non-employee director then in office will receive: (1) an award of shares of Common Stock having a fair market value on the date of grant equal to $60,000; and (2) an award of SARs with respect to that number of shares of Common Stock having a fair market value on the date of grant equal to $60,000. In no event will a director receive an initial award of shares or SARs if the next annual meeting of stockholders is within four months of the date he or she becomes a director.

The SARs granted to directors in 2008 have a base value equal to the fair market value of our Common Stock on the date of grant.1 Upon exercise of a SAR, a director will receive shares of Common Stock having a fair market value equal to the excess, if any, of the fair market value of one share of our Common Stock on the date of exercise over the base value of the SAR. SARs granted to directors will be fully vested and exercisable on the date of grant, but the shares of Common Stock issuable upon exercise of the SARs and the Common Stock granted to directors may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or subjected to any lien, obligation, or liability of the grantee to any party other than the Company until the earlier of: (i) the fifth anniversary of the date of grant; or (ii) the non-employee director’s termination as a director of the Company for any reason. To the extent not previously exercised, such SARs will be automatically exercised on the earlier of the first anniversary of the grantee’s termination as a director of the Company for any reason or the fifth anniversary of the date of grant.

All Other Compensation

The Directors Compensation Plan provides that non-employee directors will be reimbursed for expenses related to financial and tax planning with a firm that is selected by the Company in an amount up to $5,000 annually.

General

In addition to the amounts described above and in recognition of his significant contributions as Chairman of the Board, Dr. Palms received the following additional compensation: (i) a cash retainer of $67,500 paid in equal installments in the third and fourth quarters of 2008; and (ii) an award of shares of Common Stock having a fair market value of $25,050 issued pursuant to the ALTEIP and subject to a five year holding period.

Directors who are employees of the Company or any of its subsidiaries or affiliates, are not eligible to participate in the Directors Compensation Plan or to receive payment for service as a director. Therefore, Mr. Pollock does not participate in the Directors Compensation Plan and Mr. Baise did not participate in the plan during his tenure as a director.

[1]	Fair market value is defined as the closing price on the grant date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows aggregate information, as of December 31, 2008, with respect to compensation plans under which equity securities of Assurant are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	216,410	$46.62	11,770,178
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	216,410	$46.62	11,770,178

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

David Greenzang, the husband of the Company’s former Senior Vice President, General Counsel and Secretary, Katherine Greenzang, currently serves as Vice President, Fixed Income, in the Asset Management division of the Company. Ms. Greenzang left the Company in May 2008. Mr. Greenzang has been working for Assurant in various capacities since 1992 (prior to his marriage to Ms. Greenzang). During 2008, Mr. Greenzang received aggregate base salary, executive short term incentive plan and other bonus amounts of $304,700. His compensation is commensurate with that of his peers. During its annual review of the compensation of Assurant’s executive officers, the Compensation Committee reviewed and approved Ms. Greenzang’s 2008 compensation. This related person transaction was previously reviewed and approved by the Company’s Chief Compliance Officer in connection with the Company’s annual conflict of interest assessment.

Fortis

At the time of our initial public offering in February 2004 and the secondary offering in January 2005, we entered into agreements with Fortis relating to our ongoing relationship. On January 26, 2008, Fortis ceased to be a beneficial owner of more than 5% of Assurant’s Common Stock when certain mandatorily exchangeable bonds issued by Fortis become due. As a result, certain agreements entered into with Fortis, and described in previous company proxy statements, expired. Also, as a result of Fortis ceasing to be a 5% beneficial owner of Assurant’s Common Stock, Mr. Baise, who was the remaining Fortis designee on the Board of Directors, resigned from the Board on January 25, 2008.

Retirement Agreement

On July 19, 1999, Allen Freedman, who was then our Chief Executive Officer, entered into a Retirement Agreement with the Company and Fortis relating to the payments and benefits provided to Mr. Freedman in connection with his retirement as Chief Executive Officer. The agreement provides that as of the date of Mr. Freedman’s retirement on July 31, 2000, Mr. Freedman would be fully vested in all amounts earned under a pre-existing long term incentive plan. The amounts due to Mr. Freedman under the pre-existing long term incentive plan were to be paid on the fifth anniversary of the date that Mr. Freedman ceased to serve as a member of the Board of Directors, provided that, with one year advance notice, Mr. Freedman could elect to have such funds paid in a single lump sum on the date he ceases to be a director, or in installments over the five year period after he ceases to be a Director. Pursuant to an election made by Mr. Freedman in February 2008 (which may be further modified with one year advance notice), the amounts due Mr. Freedman will be paid in a single lump sum on the date he ceases to be a director so long as such cessation occurs after February 22, 2009. Mr. Freedman is currently serving a three year term as a director, which is scheduled to expire at the Annual Stockholder Meeting in 2010.

On August 1, 2000, we entered into a trust agreement with Wachovia Bank, N.A. for the benefit of Mr. Freedman. The deferred amounts due to Mr. Freedman under the pre-existing long term incentive plan were put into this trust for the benefit of Mr. Freedman during the deferral period. The trust was created to carry out the provisions of the Retirement Agreement and to hold assets contributed by us sufficient to fund our obligation to Mr. Freedman under the pre-existing long term incentive plan. The amounts set aside in this trust have been used to pay premiums for a life insurance policy that covers Mr. Freedman, and as a result, the trust holds a receivable in the amount of the premium payments. A portion of the proceeds of this policy will be payable upon certain events to the trust to pay the receivable, with the remainder of the policy proceeds payable to Mr. Freedman or his beneficiaries. Until such time, the trust constitutes an unfunded arrangement, subject to the claims of our creditors in the event of insolvency. Aside from the potential claims of our creditors, Mr. Freedman and his beneficiaries have prior claim to the receivable held by the trust, and after it is repaid from any policy proceeds, a prior claim to those proceeds.

Review, Approval or Ratification of Transactions with Related Persons

In March 2007, the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) adopted the Assurant, Inc. Related Person Transaction Policy in order to provide written guidelines on the review, approval and monitoring of transactions involving related persons (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company’s outstanding Common Stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy:

•

Related person transactions must be approved by the Nominating Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person’s interest in the transaction, including the related person’s position(s) or relationship(s) with, or ownership in, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under similar circumstances.

•

If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person. Thereafter, the Nominating Committee, on at least an annual basis, will review and assess the ongoing relationship with the related person to see that it remains appropriate.

Procedures:

•

Prior to entering into a transaction, related persons must notify the Company’s law department of any potential related person transaction, as required by the Company’s Code of Ethics, and must provide all relevant facts and circumstances of the proposed transaction. In addition, the law department will periodically obtain information on proposed related person transactions through various sources.

•

If the law department determines that the proposed transaction involves a related person and an amount in excess of $120,000, the proposed transaction will be submitted to the Nominating Committee for consideration at its next meeting. In those instances where the law department determines that it is not practicable or desirable for the Company to wait until the next Nominating Committee meeting, the Nominating Committee will call a special meeting to consider proposed transaction.

•

The Nominating Committee will review the facts of all related person transactions that require approval and either approve or disapprove the entry into the transaction. If advance approval is not feasible, then the transaction will be considered and, if the Nominating Committee determines it to be appropriate, ratified at its next meeting.

•	No director will participate in any discussion or approval of a transaction in which he or she is a related person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors, executive officers, and any persons holding more than ten percent of our Common Stock and other equity securities are required to report their initial ownership of and subsequent changes in ownership of our Common Stock and other equity securities to the SEC and the New York Stock Exchange (the “NYSE”). They are also required to send copies of these reports to us. We are required, based solely on a review of forms filed pursuant to Section 16 of the Exchange Act, to report in this proxy statement any failure of our directors, executive officers and greater-than-10-percent beneficial owners to file by the relevant due date any of these reports during 2008. Based solely on our review of such forms, we believe that all such filing requirements were satisfied.

CORPORATE GOVERNANCE

General

Composition of Board of Directors. The Board of Directors currently consists of eleven members: Dr. Palms (Chairman), Dr. Blendon, Ms. Bronner, Messrs. Carver, Cento, Freedman, Kelso, Koch, Mackin and Pollock and Ms. Rosen.

Mr. Baise served as the Fortis designee on the Board until January 25, 2008.

Corporate Governance Guidelines. We amended our Corporate Governance Guidelines on March 14, 2008 and the Nominating Committee reviews those standards periodically to ensure they incorporate recent corporate governance developments and generally meet our corporate governance needs. The Corporate Governance Guidelines and the charters of each of the Board’s committees may be obtained by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York, 10005.

Director Independence

The NYSE rules require that we have a majority of independent directors. The NYSE rules further provide that no director will qualify as “independent” unless the Board of Directors has affirmatively determined that the director has no material relationship with the Company and its subsidiaries either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Company has adopted categorical standards to assist in evaluating the independence of the Company’s directors. The categorical standards, entitled “Director Independence Standards”, are based on and in compliance with the NYSE independence standards and are available on the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com.

Applying these standards, in March 2009, the Nominating Committee and the Board of Directors affirmatively determined that Dr. Palms, Dr. Blendon, Ms. Bronner, Messrs. Carver, Cento, Kelso, Koch, and Mackin and Ms. Rosen are independent of the Company and its management. Therefore, 82% of the members of our current Board are independent, including two of the three Class II directors (Messrs. Koch and Mackin) who are currently up for re-election. In addition, it was determined that each member of the Audit Committee, the Nominating Committee and the Compensation Committee is independent of the Company and its management under the applicable criteria.

In conducting its annual director independence determination, the Board of Directors considered transactions that the Company engages in with companies in which our independent directors serve as officers or have certain other relationships. Specifically, the Board of Directors considered the following ordinary course business transactions:

•

FedEx Corp. Mr. Cento is the President of the FedEx Express Latin American & Caribbean Division. The Company purchased shipping services from FedEx in the ordinary course of business on an arm’s length basis.

•

Other. The Company held in its investment portfolio equity and/or debt positions in companies with which our directors are affiliated. The Company had as clients or customers companies with which our directors are affiliated, and those relationships are on an arm’s length basis and in the normal course of business. One independent director serves on the board of directors of a Company subsidiary and another independent director provides consulting services to a subsidiary of a competitor.

Our Corporate Governance Guidelines state that if the Chairman of the Board of Directors is an independent director, then the Chairman shall serve as the presiding director. Dr. Palms, the independent Chairman of the

Board of Directors, is the presiding director. The Board of Directors has not needed to affirmatively designate Dr. Palms as presiding director. As presiding director, Dr.  Palms chairs the executive sessions of the Board of Director meetings, in which the non-management directors meet.

Board and Committee Meetings and Attendance

Each Board member is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties to the Company. In addition to attendance at Board and Committee meetings, our Corporate Governance Guidelines provide that each member of the Board of Directors is expected to attend our Annual Meeting of Stockholders, unless an emergency prevents him or her from doing so. Each of the 10 directors attended our 2008 Annual Meeting of Stockholders. The Board of Directors held 34 meetings, in person or by telephone, during 2008. The non-management directors met in executive session at 16 of its 34 meetings in 2008, including one session consisting exclusively of the independent directors.

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee (the “Nominating Committee”), and a Finance and Investment Committee (the “Finance Committee”).

The Nominating Committee held 10 meetings in 2008.

The Audit Committee held 16 meetings in 2008.

The Compensation Committee held 16 meetings in 2008.

The Finance Committee held 6 meetings in 2008.

Mr. Pollock attended 65% of the Board meetings in 2008. Mr. Pollock was on administrative leave from July 17, 2007 to January 28, 2008, and he did not attend Board meetings during his time on leave. After January 2008, with the exception of one meeting, Mr. Pollock attended all Board meetings other than those that were solely executive sessions of the non-management directors.

Nominating and Corporate Governance Committee

The Nominating Committee, as discussed in detail in the Nominating and Corporate Governance Committee Charter, sets guidelines for corporate governance and monitors our governance to assure that we have a corporate governance program that is in line with best practices. Specifically, the Nominating Committee reviews and recommends to the Board of Directors, among other things, Board membership criteria, nominees for election as directors, membership of the committees of the Board of Directors and matters relating to the performance, diversity and independence of Board members. As part of our policy on director nominees, described below, certain criteria are taken into account in the evaluation of Board candidates. The Nominating Committee is authorized to and has in the past year used the services of a third-party executive search firm to identify candidates to be considered by the Nominating Committee for Board membership. The Nominating Committee communicates to the search firm the key criteria for each director candidate search and the search firm follows a disciplined process to identify and attract the best qualified candidates. The Nominating Committee will consider candidates for the Board of Directors that are recommended by our stockholders, as further discussed below in the section entitled “Consideration of Stockholder Candidates and Selection Criteria.” The Nominating Committee oversees and approves the management continuity and succession process. The Nominating Committee also oversees an annual independence analysis and evaluation of the Board of Directors and its committees. The Nominating Committee completed these annual processes in March 2009. The Nominating Committee currently consists of Dr. Blendon, Mr. Cento, Dr. Palms and Ms. Rosen, all of whom the Board of Directors has determined to be independent as required and defined by the NYSE. The Chairperson of the Nominating Committee is Dr. Blendon.

Consideration of Stockholder Candidates and Selection Criteria

The Nominating Committee will consider candidates recommended by our stockholders for nomination for election to the Board of Directors at an annual meeting. A stockholder who wishes to recommend a candidate for nomination to the Board of Directors must submit such recommendation in writing to the Corporate Secretary of Assurant c/o the Law Department. In accordance with our Bylaws, the stockholder must deliver the notice not less than ninety days or more than one hundred twenty days prior to the first anniversary date of the preceding year’s annual meeting. A stockholder may also present a proposal, including a proposal for the nomination of a director, at an annual meeting if it is in compliance with Rule 14a-8 under the Exchange Act and if such stockholder’s proposal has been included in a proxy statement that has been prepared by us to solicit proxies for our annual meeting. We did not receive any stockholder nominations of persons for election to the Board of Directors in connection with the 2009 Annual Meeting.

All stockholder recommendations to the Nominating Committee of candidates for nomination for election to our Board must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination; and (iv) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination. The Company may require any proposed nominee to furnish such other information as it may reasonably require in determining the eligibility of such proposed nominee to serve as a director of the Company.

The Nominating Committee will consider prospective nominees for the Board of Directors, whether selected by the Nominating Committee or by the stockholders, applying the same criteria to all candidates. Once the Nominating Committee identifies a need to replace a current member of the Board of Directors, to fill vacancies or to expand the size of the Board of Directors, it follows a process to identify and evaluate candidates which includes (a) meetings to evaluate biographical information and background material and (b) interviews of selected candidates. Recommendations by the Nominating Committee of candidates for inclusion in the Board of Directors’ slate of director nominees are based upon the criteria set forth in the Company’s Corporate Governance Guidelines, including the candidate’s knowledge, experience and skills with respect to accounting and finance, business judgment, management, industry knowledge, leadership and strategy/vision, and the candidate’s ability to demonstrate certain personal characteristics, including integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards. Recommendations by the Nominating Committee are also based on other relevant factors that the Nominating Committee may from time to time deem appropriate, including the current composition of the Board of Directors. The Nominating Committee also adopted a Policy on the Selection of Candidates for the Board of Directors (the “Candidate Policy”). The Candidate Policy states that, except for the Company’s Board, a candidate should not serve on the same board of directors on which another director also serves, and a candidate should not serve on another board of directors on which an officer of the Company also serves as a member. The Candidate Policy also provides that, absent special circumstances, if the candidate is a sitting chief executive officer, he or she may not serve on more than a total of two public company boards (including the Company’s Board) and, if the candidate is not a sitting chief executive officer, he or she may not serve on more than a total of three public company boards (including the Company’s Board). The Candidate Policy also sets forth requirements with regard to public company board service and job experience, as well as an emphasis on the promotion of diversity among the Board members.

Audit Committee

The Audit Committee’s purpose, as discussed in detail in the Audit Committee Charter, is (1) to assist the Board of Directors in its oversight of our quarterly and annual financial statements, our compliance with legal and regulatory requirements, our Independent Registered Public Accounting Firm’s qualifications and independence, and the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) to review and advise the Board of Directors on other matters at their request; and (3) to review and approve reports and other financial information provided by us to our stockholders and others. Currently, the Audit Committee consists of Messrs. Carver, Kelso and Mackin and Dr. Palms. The Chairman of the Audit Committee is Mr. Carver. The Board of Directors has determined that all four members of the Audit Committee are independent as that term is defined by the NYSE rules and in Rule 10A-3(b)(1) of the Exchange Act.

Audit Committee Financial Expert

Pursuant to the applicable rules of the SEC, the Board of Directors undertook a review of the qualifications and expertise of the Audit Committee members in March 2009. The Board of Directors has determined that all four members of the Audit Committee are financially literate as that qualification has been interpreted by the Board of Directors in its business judgment. Messrs. Carver and Kelso have been designated as “audit committee financial experts” and each of them meets the criteria for an “audit committee financial expert” set out in SEC Regulation S-K, Item 407(d)(5).

Compensation Committee

The Compensation Committee is currently composed of Ms. Bronner, Mr. Cento, Mr. Koch and Dr. Palms. Ms. Bronner is the Chairperson. Ms. Bronner, Mr. Cento, Mr. Koch and Dr. Palms are independent directors and satisfy the requirements of Section 16 of the Exchange Act and Rule 162(m) under the Internal Revenue Code of 1986.

The Compensation Committee, as discussed in detail in the Compensation Committee Charter, establishes, reviews and monitors our compensation philosophy and practices in order to assist the Board of Directors in the discharge of its responsibilities relating to (1) the Company’s compensation programs and the compensation of the Company’s executives and (2) the production of an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee’s responsibility to establish and review the overall compensation philosophy of the Company includes the following duties:

•	Review and approve corporate goals and objectives relevant to CEO compensation, including annual performance objectives.

•	Evaluate the performance of the CEO in light of such goals and objectives and review and approve the compensation package of the CEO.

•	Annually review and approve non-CEO executive officer compensation (including annual performance objectives) after having received and considered the recommendations of the CEO.

•	In connection with executive compensation programs:

Review and recommend to the full Board, or approve, executive compensation programs;

Review on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s);

Establish and periodically review policies for the administration of executive compensation programs; and

Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

•	Establish and periodically review policies in the area of senior management perquisites.

•

Review and make recommendations to the full Board or approve any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts and severance or termination arrangements.

•	Review and make recommendations to the Board of Directors with respect to the Company’s incentive-compensation plans and equity-based plans that are subject to Board approval.

•	Review and approve all awards granted under the Company’s equity-based incentive plans, to the extent not otherwise delegated.

•	Review stock ownership guidelines for the Board of Directors and certain officers.

•	Review the effects of employee pension, profit sharing and benefit plan strategies.

•	Perform a review and evaluation, at least annually, of its own performance.

The Compensation Committee may delegate any or all of the responsibilities listed above to a subcommittee of the Compensation Committee. The Compensation Committee may retain compensation and benefits consultants to provide independent advice.

On October 3, 2007, the Compensation Committee directly engaged Watson Wyatt to perform studies with regard to and assist in the evaluation of the compensation of the Company’s Chief Executive Officer, other officers and its directors. Watson Wyatt’s responsibilities include analysis and advice on such items as pay competitiveness, executive program plan design, stock economics and the provision of information on other topics identified as priorities by the Compensation Committee. The chair of the Compensation Committee gives instructions to Watson Wyatt with regard to projects. In performing its work, Watson Wyatt works with management to obtain data on the Company’s compensation and benefits programs and to help realize the Company’s compensation philosophy. Watson Wyatt provides data and analysis to the Compensation Committee with regard to executive officer and director compensation. The Executive Group may attend Compensation Committee meetings and make recommendations for consideration by the Compensation Committee with regard to executive officer compensation (except their own). In order to make its recommendations, the Executive Group will generally review various criteria, including peer group compensation, each NEO’s responsibilities and performance as well as internal equity considerations. The Executive Group will also provide input on the Company’s short term incentive performance targets in connection with the Company’s short term incentive program for its executive officers. The Compensation Committee makes all final decisions and approvals with regard to short term incentives, long term incentives and base salary for executive officers. The Compensation Committee regularly meets in executive session without any members of management present to discuss recommendations and make decisions.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or was during 2008 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2008 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board of Directors or Compensation Committee.

Communicating with the Presiding Director and the Board of Directors

To contact the presiding director and the other non-management members of the Board of Directors, interested persons may write to: Dr. John M. Palms, Chairman of the Board of Directors, c/o the Law Department, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005 or submit questions or concerns via email to the following address: boardchair@assurant.com.

Relevant communications are distributed to the Board of Directors, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board of Directors will be excluded, such as:

•	business solicitations;

•	junk mail, mass mailings, and spam;

•	new product and new services suggestions;

•	resumes and other employment inquiries; and

•	surveys.

In addition, material that is unduly hostile, threatening, illegal or unsuitable will be excluded, with the provision that any communication that is filtered out shall be made available to any director upon request. In the case that there is any doubt as to whether material should be distributed to the addressee, such doubt shall be resolved in favor of distribution.

Code of Ethics

The Assurant Code of Ethics is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics may be obtained by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website located at www.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005. We intend to post any amendments to or waivers from our code of ethics that apply to our executive officers or directors at this location on our website.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in Assurant’s Proxy Statement and Annual Report on Form 10-K.

Compensation Committee

Beth L. Bronner, Chairperson

Juan N. Cento

Charles John Koch

John M. Palms

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee is comprised of Messrs. Carver, Kelso and Mackin and Dr. Palms. Mr. Carver is the Chairman of the Audit Committee. As set forth in the Audit Committee Charter, the purpose of the Audit Committee is (1) to assist the Board of Directors in its oversight of (a) the Company’s quarterly and annual financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the Independent Registered Public Accounting Firm’s qualifications and independence, and (d) the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) to review and advise the Board of Directors on other matters at their request; and (3) to prepare this report.

The Audit Committee has discussed the audited consolidated financial statements for the fiscal year ended December 31, 2008 with PricewaterhouseCoopers LLP, the Company’s Independent Registered Public Accounting Firm, and it also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. The Audit Committee also has received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its communications with the Audit Committee concerning independence from Assurant, pursuant to applicable requirements of the PCAOB, has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP.

The Audit Committee has reviewed and discussed with management (1) the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2008; (2) management’s assessment, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Form 10-K”), that the Company maintained effective internal control over financial reporting as of December 31, 2008 and (3) PricewaterhouseCoopers LLP’s opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008. In connection with that review, management represented to the Audit Committee that Assurant’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company maintained effective internal control over financial reporting as of December 31, 2008.

Based on the above materials and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Form 10-K.

The Audit Committee

Howard L. Carver, Chairman

David B. Kelso

H. Carroll Mackin

John M. Palms

Fees of Principal Accountants

The Audit Committee, in its capacity as a committee of our Board of Directors, is directly responsible for the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our Independent Registered Public Accounting Firm. The Audit Committee is required to approve all engagements with the Independent Registered Public Accounting Firm, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chairman,

Mr. Carver, the ability to pre-approve non-audit service engagements with the Independent Registered Public Accounting Firm involving fees of up to $250,000 per engagement. Any non-audit services that are pre-approved by the Chairman must then be reported and ratified at the next full Audit Committee meeting.

In approving any non-audit services, the Audit Committee, or Chairman when applicable, considers whether the proposed services are prohibited under current law or regulations. The Audit Committee, or Chairman when applicable, in order to approve the proposed non-audit services, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the Independent Registered Public Accounting Firm relative to their audit opinion given in connection with our consolidated financial statements. The Audit Committee also receives assurances from the Independent Registered Public Accounting Firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence relative to their audit opinion given in connection with our consolidated financial statements.

The following table sets forth the aggregate fees agreed upon with and/or billed to Assurant for the fiscal years ended December 31, 2008 and 2007 by PricewaterhouseCoopers LLP:

	Fiscal Year Ended December 31, 2008		Fiscal Year Ended December 31, 2007

Description of Fees	Amount (in thousands)	Percentage of Services Approved by Audit Committee	Amount (in thousands)	Percentage of Services Approved by Audit Committee
	(in thousands)

Audit Fees	$13,906	100%	$14,157	100%

Audit-Related Fees	973	100%	705	100%

Tax Fees	85	100%	36	100%

All Other Fees	45	100%	31	100%

The services for which the Company paid Audit Fees for the years ended December 31, 2008 and 2007 were for professional services rendered for the audits of our consolidated financial statements, statutory, foreign branches and subsidiary audits, issuance of comfort letters and Sarbanes-Oxley Act Section 404 compliance. The services for which the Company paid Audit-Related Fees for the years ended December 31, 2008 and 2007 were for benefit plan audits, due diligence services and agreed upon procedures. The services for which the Company paid Tax Fees for the years ended December 31, 2008 and 2007 were the provision of tax advice and tax assistance in connection with state and local tax credits. The services for which the Company paid All Other Fees for the years ended December 31, 2008 and 2007 were primarily related to software purchases and software licenses.

PROPOSAL ONE

ELECTION OF DIRECTORS

We currently have eleven directors. Three of our current directors (Messrs. Koch, Mackin and Pollock) are nominees for re-election as directors at the Annual Meeting to serve until the 2012 Annual Meeting or until their successors are elected and have qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason or an event the Board of Directors does not anticipate, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board of Directors to replace that nominee.

Director Nominees

The following persons have been nominated to serve as directors of Assurant in Class II:

Charles John Koch, Director. Mr. Koch, age 62, was elected to our Board of Directors in August 2005. He is currently on the Board of Citizens Financial Group (an affiliate of The Royal Bank of Scotland). He is also Chairman of the Board of Trustees of Case Western Reserve University, on the Board of Directors of John Carroll University and a Public Interest Director on the Board of The Federal Home Loan Bank of Cincinnati. Mr. Koch served as Chairman, President and Chief Executive Officer of Charter One Financial, Inc. prior to its sale to The Royal Bank of Scotland. He was elected President and Chief Operating Officer in 1980, President and Chief Executive Officer in 1988 and Chairman, President and Chief Executive Officer in 1995.

H. Carroll Mackin, Director. Mr. Mackin, age 68, is the former Executive Vice President and Treasurer of the Company, where he served from 1980 until his retirement in 1997. Mr. Mackin has been a member of our Board of Directors since October 1996 and is also a director of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company. Mr. Mackin served as a consultant to the Company in 1979. He was the Company’s fourth employee and initiated many of the Company’s early activities, including consolidating its investment departments and its first treasury function. Before joining the Company, he was Director of Investments at Forstmann, Leff. He is currently principal owner of Great Northern Manufacturing, LLC, a Louisville, Kentucky based manufacturer of specialty nails.

Robert B. Pollock, President, Chief Executive Officer and Director. Mr. Pollock, age 54, has been serving as a director and as our President and Chief Executive Officer since March 2006. He served as our President and Chief Operating Officer between July 2005 and March 2006. Previously, he served as Executive Vice President and Chief Financial Officer starting in January 1999. From 1993 to 1999, he served as President and Chief Executive Officer of Assurant Employee Benefits. Mr. Pollock began his career as an actuary at CUNA Mutual Insurance Group in 1974. He then joined the Company as a staff actuary at Assurant Employee Benefits in 1981. In July 1992, Mr. Pollock was appointed Senior Vice President, Group Life and Disability at Assurant Employee Benefits. In July 1993, he was appointed President and Chief Executive Officer of Assurant Employee Benefits. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Previously, Mr. Pollock was the Chairman of the Disability Insurance Committee for the Health Insurance Association of America (HIAA) for three years.

Vote Required; Board Recommendation

According to our Bylaws, the affirmative vote by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting will be required to elect each of the director nominees.

The Board of Directors recommends that stockholders vote FOR each of the nominees presented above to serve until the 2012 Annual Meeting or until their successors are elected and have qualified. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to audit our consolidated financial statements for the year ending December 31, 2009. PricewaterhouseCoopers LLP has acted as our Independent Registered Public Accounting Firm since 2000. In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at this meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider their appointment. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for ratification.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2009. Proxies solicited by the Board of Directors will be so voted unless the stockholder specifies otherwise.

PROPOSAL THREE

AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CERTAIN SUPERMAJORITY VOTE REQUIREMENTS

Article NINTH of the Company’s Restated Certificate of Incorporation (the “Certificate”) currently requires a higher voting standard for stockholder approval of certain actions than is required by Delaware law. Currently, under Article NINTH of the Certificate, a supermajority vote of two-thirds of all outstanding voting power entitled to vote generally in the election of directors, voting as a single class, is required to alter, amend or repeal certain Articles and By-laws of the Company; to approve any merger or consolidation of the Company; and to approve the sale, lease, exchange, transfer or other disposition of all or substantially all of the Company’s properties or assets.

Our Board is firmly committed to ensuring effective corporate governance. As part of its review of corporate governance matters, the Board is aware of the increasing view within the investment community that supermajority voting provisions are inconsistent with principles of good corporate governance. Accordingly, upon reviewing the supermajority voting provisions in the Certificate, both the Board and the Nominating and Corporate Governance Committee have concluded that it is in the best interests of the Company’s stockholders to eliminate certain supermajority vote requirements in the Certificate with respect to the approval of mergers or consolidations of the Company and the sale, lease, exchange, transfer or other disposition of all or substantially all of the Company’s assets.

In addition to the elimination of certain supermajority vote requirements, the Certificate would be amended to delete certain obsolete references to Fortis Group.

The proposed Certificate of Amendment reflecting the amendments to the Certificate is attached hereto as Exhibit A.

The affirmative vote of the holders of at least two-thirds of the Company’s outstanding voting power entitled to vote generally in the election of directors is required for approval of this proposal.

If approved by stockholders, the proposed amendments will become effective upon the approval of the Certificate of Amendment by the Delaware Secretary of State. Assuming the requisite percentage of stockholders approve the amendments, we anticipate filing this Certificate of Amendment with the Delaware Secretary of State on the day following the Annual Meeting.

The Board unanimously recommends that you vote FOR the approval of the proposed amendment to the Certificate that eliminates certain supermajority vote requirements.

INCORPORATION BY REFERENCE

The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these future filings.

OTHER MATTERS

The Board of Directors knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting. If any other matter should properly come before the Annual Meeting, the person named in the enclosed proxy will vote all proxies given to him or her in accordance with his or her best judgment on such matters.

ANNUAL REPORT AND FORM 10-K

The 2008 Annual Report to Stockholders containing the audited consolidated financial statements of Assurant for the year ended December 31, 2008, including the Annual Report on Form 10-K for the year ended December 31, 2008, accompanies this proxy statement.

Stockholders may obtain, without charge, an additional copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005. Copies of our Annual Report on Form 10-K are also available, without charge, from our Investor Relations website at http://ir.assurant.com or by dialing 866-888-4219. A list of exhibits is included in the accompanying Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the proxy statement and presented at the 2010 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of Assurant, One Chase Manhattan Plaza, 41st Fl., New York, New York 10005, not later than December 10, 2009 to be considered for inclusion in our proxy materials for that meeting.

Stockholders intending to present business at our 2010 Annual Meeting, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8, must comply with the requirements set forth in our Bylaws. To bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with the Bylaws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 14, 2010 and no later than February 13, 2010. If the notice is received before January 14, 2010 or after February 13, 2010, it will be considered untimely and the proxies granted in connection with the 2010 Annual Meeting will have discretionary authority to vote on the proposal.

By Order of the Board of Directors,

Bart R. Schwartz

Executive Vice President, Chief

Legal Officer and Secretary

Dated: April 9, 2009

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

ASSURANT, INC.

Assurant, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting said amendment for consideration thereof by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

1.	Article SEVENTH of the Restated Certificate of Incorporation of the Corporation is hereby amended so that, as amended, the first paragraph of subsection (1) of Article SEVENTH shall be and read as follows:

SEVENTH: (1) The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors.

2.	Article NINTH of the Restated Certificate of Incorporation of the Corporation is hereby amended so that, as amended, Article NINTH shall be and read as follows:

NINTH: Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of all the outstanding voting power of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required (i) to alter, amend or repeal Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or this Article NINTH of this Restated Certificate of Incorporation or to adopt any provision inconsistent therewith or (ii) for the stockholders to alter, amend or repeal Section 2 and Section 11 of Article I of the By-Laws, Sections 1, 6 and 7 of Article II of the By-Laws, Article X of the By-Laws or the proviso to Article IX of the By-Laws or to adopt any provision inconsistent with any of such Sections or with such proviso of the By-Laws.

3.	The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article TENTH in its entirety.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this             day of                     , 2009.

By:
Name:	Bart R. Schwartz
Title:	Executive Vice President, Chief Legal Officer and Secretary

A-1

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
Please mark your votes as indicated in this example	☒

		FOR ALL	WITHHELD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS	☐	☐	☐	ITEM 2.	APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
Nominees:
01 Charles John Koch
02 H. Carroll Mackin
03 Robert B. Pollock

	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)				ITEM 3.	APPROVAL OF AMENDMENT OF COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CERTAIN SUPERMAJORITY VOTE REQUIREMENTS	☐	☐	☐
*Exceptions

						I PLAN TO ATTEND THE MEETING		☐

					Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 13, 2009.

Assurant, Inc.	INTERNET http://www.proxyvoting.com/aiz Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important Notice Regarding the Availability of this Proxy Statement for the Annual Meeting of Stockholders to be Held on May 14, 2009:

This Proxy Statement and our Annual Report are also available to you at http://bnymellon.mobular.net/bnymellon/aiz

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

PROXY

ASSURANT, INC.

Annual Meeting of Stockholders – May 14, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ASSURANT, INC.

The undersigned hereby appoints Bart R. Schwartz and Stephen W. Gauster, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Assurant, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Assurant, Inc. to be held on May 14, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

      The transfer agent for Assurant, Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.